Exhibit 4.9

NOTICE AND MANAGEMENT INFORMATION

CIRCULAR OF A SPECIAL MEETING OF

SHAREHOLDERS

Dated February 22, 2021

Record Date: February 19, 2021

TO BE CONDUCTED VIA LIVE WEBCAST

https://web.lumiagm.com/169684233

We will hold our special meeting of the holders of common shares in a virtual only format on March 23, 2021 at 10:00 a.m. Shareholders may exercise their rights by attending the meeting by webcast or by completing a form of proxy.

YOUR VOTE AS A SHAREHOLDER IS IMPORTANT. VOTE TODAY.

Pour recevoir l’avis de convocation à l’assemblée, la circulaire de sollicitation de procurations par la direction et le formulaire de procuration pour l’assemblée en français, prière de communiquer avec M. David Torralbo, Chef des affaires juridiques et secrétaire corporatif, par lettre adressée à Nouveau Monde Graphite Inc., 331, rue Brassard, Saint-Michel-des-Saints (Québec) J0K 3B0 ou par courriel à l’adresse suivante: dtorralbo@nouveaumonde.ca ou encore consulter lesdits documents sous le profil de la société sur le site Web de SEDAR à www.sedar.com.

TABLE OF CONTENTS

MANAGEMENT PROXY CIRCULAR	2
FORWARD-LOOKING INFORMATION	2
VOTING INFORMATION	2
PROXY SOLICITATION	2
NOMINATION OF PROXYHOLDERS	3
EXERCISE OF VOTING RIGHTS BY PROXYHOLDERS	4
RIGHT TO REVOKE PROXIES	4
SPECIAL VOTING INSTRUCTIONS FOR THE BENEFIT OF BENEFICIAL OWNERS	5
SPECIAL INSTRUCTIONS FOR THE VIRTUAL MEETING	6
VOTING RESULTS	7
QUORUM	7
VOTING SECURITIES AND PRINCIPAL HOLDERS	7
ITEMS ON MEETING AGENDA	7
CONSOLIDATION OF COMMON SHARES	7
ADOPTION OF NEW BY-LAWS OF THE CORPORATION	13
OTHER INFORMATION	13
TRANSFER AGENT AND REGISTRAR	13
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	14
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	14
ADDITIONAL INFORMATION	15
APPROVAL OF DIRECTORS	15

SCHEDULE “I”	SPECIAL RESOLUTION CONCERNING THE APPROVAL OF THE SHARE CONSOLIDATION	I-1

SCHEDULE “II”	ORDINARY RESOLUTION CONCERNING THE ADOPTION OF NEW BY-LAWS OF THE CORPORATION	II-1

SCHEDULE “III”	NEW BY-LAWS OF THE CORPORATION	III-1

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS

To the shareholders of Nouveau Monde Graphite Inc.:

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of holders of common shares (the “Common Shares”) of Nouveau Monde Graphite Inc. (the “Corporation”) will be held by way of live webcast at 10:00 a.m. (Standard Eastern Time) on March 23, 2021, for the following purposes:

1.	to consider and, if deemed advisable, pass, with or without variation, a special resolution (the full text of which is reproduced as Schedule “I” in the accompanying management proxy circular (the “Circular”)) authorizing an amendment to the Corporation’s articles to consolidate the Corporation’s issued and outstanding Common Shares on the basis of a ratio to be determined by the Corporation’s board of directors, in its sole discretion, within a range of one new post-consolidation Common Share up to every ten (10) old pre-consolidation Common Shares, as more particularly described in the Circular;

2.	to consider and, if deemed advisable, to confirm and ratify by resolution (the text of which is reproduced in Schedule “II” of the Circular), the adoption, without any amendment, of new by-laws of the Corporation (the full text of which is reproduced in Schedule “III” of the Circular), the whole as described in the Circular; and

3.	to transact such further or other business as may be properly brought before the Meeting or any postponement(s) or adjournment(s) thereof.

The management proxy circular and proxy form for the Meeting are attached to this notice.

Montréal, Québec, February 22, 2021

By order of the Board of Directors,

(s) David Torralbo
David Torralbo
Chief Legal Officer & Corporate Secretary

In order to support the efforts of the Québec Government to contain the spread of the Global COVID-19 pandemic and to protect the health and safety of its shareholders, employees, families and others who usually attend such meeting, there will be no physical location for the Meeting which will be conducted by way of a live webcast through a virtual platform with real-time balloting. We hope that hosting the Meeting virtually will increase participation by our shareholders, as it will enable shareholders to more easily attend the Meeting regardless of their geographic location. Shareholders will not be able to physically attend the Meeting. Even if you plan on attending the Meeting, we nonetheless recommend to vote prior to the Meeting in order to tabulate your vote in advance.

Shareholders of the Corporation whose Common Shares are registered in the Corporation’s register in their name may exercise their right to vote by attending the Meeting or by completing a proxy form or voting instruction form. If you are unable to be present via live webcast at the Meeting, kindly complete, date and sign the enclosed proxy form or voting instruction form. Proxies must be received by the transfer agent and registrar of the Corporation no later than 10:00 a.m. (Standard Eastern Time) on Friday, March 19, 2021 or 48 hours, excluding Saturday, Sunday or holiday, preceding the resumption of the Meeting after an adjournment (i) by mail at AST Trust Company (Canada), P.O. Box 721, Agincourt, Ontario, M1S 0A1; (ii) by facsimile machine at 416-368-2502 or by toll-free number in Canada and the United States 1-866-781-3111; (iii) by calling the toll-free number in Canada and the United States 1-888-489-7352; (iv) by casting your vote online to the following website: www.astvotemyproxy.com; (v) by scanning and sending it by email to proxyvote@astfinancial.com; or (vi) by scanning the QR code indicated on the proxy form with their smartphones.

If you are not a registered shareholder but you are a beneficial owner, please follow the instructions contained in the accompanying management proxy circular.

MANAGEMENT PROXY CIRCULAR

FORWARD-LOOKING INFORMATION

This management proxy circular (the “Circular”) contains “forward-looking information” and “forward-looking statements” within the meaning of applicable securities legislation (collectively, “forward-looking statements”) which are based upon the Corporation’s current internal expectations, estimates, projections, assumptions and beliefs. Such statements can be identified by the use of forward-looking terminology such as “expect”, “believe”, “plan”, “project”, “assume”, “likely”, “may”, “will”, “should”, “intend”, “anticipate”, “potential”, “proposed”, “estimate” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. No assurance can be given that the expectations in any forward-looking statement will prove to be correct and, as such, the forward-looking statements included in this Circular should not be unduly relied upon.

Forward-looking statements contained in this Circular including, but not limited to: the resultant increase to the trading price of the Common Shares from effecting the Share Consolidation (as defined herein); the ancillary benefits of the Share Consolidation; and the receipt of regulatory approval for the Share Consolidation, including the approval of the TSX Venture Exchange (the “TSXV”), include expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Circular. Forward-looking statements are based on reasonable assumptions that have been made by the Corporation as at the date of such statements and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results or outcome to be materially different from those expressed or implied by such forward-looking statements, including but not limited to, those factors discussed in the section entitled “Risk Factors” of our Annual Information Form and as described below under “Items on Meeting Agenda – Consolidation of Common Shares - Risk Factors Associated with the Share Consolidation”.

Although the Corporation has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Corporation does not undertake to update any forward-looking statement that is included or incorporated by reference herein, except in accordance with applicable securities laws.

VOTING INFORMATION

PROXY SOLICITATION

This Circular is provided in the context of a solicitation of proxies by the management of Nouveau Monde Graphite Inc. (the “Corporation”) for use at the special meeting (the “Meeting”) of holders (the “Shareholders”) of common shares of the Corporation (the “Common Shares”) to be held virtually via live webcast available online using the LUMI meeting platform at https://web.lumiagm.com/169684233 on Tuesday, March 23, 2021 at the time and for the purposes set forth in the foregoing notice of Meeting (the “Notice”) and at any adjournment thereof. In this Circular, unless otherwise indicated, all dollar amounts indicated herein are stated in Canadian dollars. Shareholders will not be able to physically attend the Meeting.

While proxies will be mainly solicited by mail, certain directors, officers, and employees of the Corporation may solicit them directly in person, by telephone, or by other means of electronic communication, but without additional compensation. The Corporation may also mandate an external proxy solicitation agency to help therewith. The cost of solicitation will be assumed by the Corporation, and it is not expected to be significant. Arrangements will also be taken with brokerage firms and other receivers, trustees and agents for the forwarding of proxy solicitation documents to non-objecting beneficial owners of Common Shares in accordance with the provisions of Regulation 54-101 respecting Communication with Beneficial Owners of Securities of a Reporting Issuer (the “Regulation 54-101”).

Shareholders whose Common Shares are registered in the Corporation’s register in their name may exercise their right to vote by attending the Meeting or by completing a proxy form or voting instruction form. If you are unable to be present via live webcast at the Meeting, kindly complete, date and sign the enclosed proxy form or voting instruction form. Proxies must be received by the transfer agent and registrar of the Corporation no later than 10:00 a.m. (Standard Eastern Time) on Friday, March 19, 2021 or 48 hours, excluding Saturday, Sunday or holiday, preceding the resumption of the Meeting after an adjournment (i) by mail at AST Trust Company (Canada), P.O. Box 721, Agincourt, Ontario, M1S 0A1; (ii) by facsimile machine at 416-368-2502 or by toll-free number in Canada and the United States 1-866-781-3111; (iii) by calling the toll-free number in Canada and the United States 1-888-489-7352; (iv) by casting your vote online to the following website: www.astvotemyproxy.com; (v) by scanning and sending it by email to proxyvote@astfinancial.com; or (vi) by scanning the QR code indicated on the proxy form with their smartphones.

If you are not a registered Shareholder but you are a beneficial owner, please follow the instructions contained in this Circular.

NOMINATION OF PROXYHOLDERS

The persons named as proxyholders in the enclosed proxy form or voting instruction form are officers of the Corporation and have been chosen by the board of directors of the Corporation (the “Board of Directors”). A Shareholder entitled to vote at the Meeting has the right to appoint another person than the persons named in the enclosed proxy form or voting instruction form to attend the Meeting and act on his or her behalf. To exercise this right, the Shareholder must insert the name of that person in the space provided for that purpose in the proxy form or voting instruction form. Any person appointed as proxyholder does not need to be a Shareholder of the Corporation.

To be used at the Meeting, proxies must be received by the transfer agent and registrar of the Corporation no later than 10:00 a.m. (Standard Eastern Time) on Friday, March 19, 2021 or 48 hours, excluding Saturday, Sunday or holiday, preceding the resumption of the Meeting after an adjournment (i) by mail at AST Trust Company (Canada), P.O. Box 721, Agincourt, Ontario, M1S 0A1; (ii) by facsimile machine at 416-368-2502 or by toll-free number in Canada and the United States 1-866-781-3111; (iii) by calling the toll-free number in Canada and the United States 1-888-489-7352; (iv) by casting your vote online to the following website: www.astvotemyproxy.com; (v) by scanning and sending it by email to proxyvote@astfinancial.com; or (vi) by scanning the QR code indicated on the proxy form with their smartphones.

A Shareholder who wishes to appoint a proxyholder MUST ALSO call AST Trust Company (Canada) at 1-866-751-6315 (within North America) or 1 (212) 235-5754 (outside of North America) by no later than 10:00 a.m. (Standard Eastern Time) on March 19, 2021 to properly register the proxyholder, so that AST Trust Company (Canada) may provide such proxyholder with a 13-digit proxyholder control number via email. Such 13-digit proxyholder control number will differ from the control number set forth on the proxy form or voting instruction form. Without a 13-digit proxyholder control number, a proxyholder will not be able to participate, interact, ask questions or vote at the Meeting, but will be able to attend as a guest. Alternatively, a duly appointed proxyholder may request a 13-digit proxyholder control number by completing a form online using the following link: https://lp.astfinancial.com/control-number-request-en.html.

If you are not a registered Shareholder but you are a beneficial owner, please follow the instructions contained in the Circular.

Any Shareholder who is an individual must sign his or her name as it appears in the share ledger. If the Shareholder is a corporate body, the proxy form must be signed by a duly authorized officer or representative of such corporate body. Also, for the Shareholder who is a corporate body, a natural person authorized by a resolution of the Board of Directors or of the management of such corporate body may represent the latter at the Meeting and may apply all the Shareholder’s powers.

If the Common Shares are registered in the name of a liquidator, director or trustee, these persons must sign the exact name appearing in the Corporation’s ledger. If the Common Shares are registered in the name of a deceased Shareholder, the name of the Shareholder must be printed in block letters in the space provided for that purpose. The proxy form must be signed by the legal representative, who must print his or her name in block letters under his or her signature, and evidence of his or her authority to sign on behalf of the Shareholder must be attached to the proxy form.

A person acting for a Shareholder as administrator of the property of others may participate in and vote at the Meeting.

If two (2) or more persons hold Common Shares jointly, one of those Shareholders present or represented by proxy at the Meeting may, in the absence of the others, exercise the voting right attached to those Common Shares. If two (2) or more of such Shareholders are present or represented by proxy at the Meeting, they must vote together for the number of Common Shares indicated on the proxy.

In many cases, the Common Shares belonging to a beneficial owner are registered in the name of a securities broker, another intermediary or a clearing agency. Beneficial owners should carefully read the section of this Circular entitled “Special Voting Instructions for the Benefit of Beneficial Owners” and carefully follow the directions given by their intermediaries.

EXERCISE OF VOTING RIGHTS BY PROXYHOLDERS

For any item listed in the Notice, the persons named as proxyholders in the enclosed proxy form will exercise the voting rights attached to the Common Shares for which they have been nominated in accordance with the instructions of the Shareholders who have nominated them. If no specific instruction has been given by the Shareholder, the voting rights attached to his or her Common Shares will be exercised in favour of adopting the items listed in the Notice. The persons named as proxyholders will have discretionary authority with respect to amendments or variations to matters identified in the Notice and other matters which may properly come before the Meeting provided that (i) the management of the Corporation is not aware within a reasonable time before the time the solicitation is made that any of those amendments, variations or other matters are to be presented for action at the Meeting and (ii) a specific statement is made in this Circular or in the form of proxy that the proxy is conferring such discretionary authority. However, the persons named as proxyholders may not have such discretionary authority to vote at any meeting other than the Meeting, or any adjournment thereof. As of the date of this Circular, directors of the Corporation have no knowledge of any amendment to the items listed in the Notice nor of any other item that may be brought before the Meeting in due form.

RIGHT TO REVOKE PROXIES

Any Shareholder who is an individual is at liberty to revoke a proxy by filing a written notice of revocation, including another proxy form indicating a later date, signed by the Shareholder or his or her proxyholder duly authorized in writing. If the Shareholder is a corporate body, the written notice of revocation and proxy form must be signed by a duly authorized officer or representative.

The written notice of revocation as well as the proxy form must be delivered (i) by mail to the Corporation’s head office, no later than 10:00 a.m. (Standard Eastern Time) on Friday, March 19, 2021 or 48 hours, excluding Saturday, Sunday or holiday, preceding the resumption of the Meeting after any adjournment thereof at which the proxy is to be used or (ii) either by mail to AST Trust Company (Canada) at P.O. Box 721, Agincourt, Ontario, M1S 0A1, or by facsimile machine at 416-368-2502 or by toll-free number in Canada and the United States 1-866-781-3111, no later than the last clear business day preceding the Meeting or resumption of the Meeting after any adjournment thereof at which the proxy is to be used, or (iii) by email to the chair or to the secretary of such Meeting, at dtorralbo@nouveaumonde.ca, on the day of the Meeting or resumption of the Meeting after any adjournment thereof at which the proxy is to be used, or (iv) by any other manner permitted by law. The act of appointing a proxyholder results in the revocation of any previous act of appointing another proxyholder. Any proxy given by a registered Shareholder can also be revoked by the Shareholder if he or she so requests. If a registered Shareholder follows the process for attending and voting at the Meeting online, voting at the Meeting online will also revoke your previous proxy.

SPECIAL VOTING INSTRUCTIONS FOR THE BENEFIT OF BENEFICIAL OWNERS

The information provided in this section is of considerable importance for many Shareholders, because a large number of them hold Common Shares through securities brokers or their nominees and not in their own names. These Shareholders (the “Beneficial Owners”) must be aware of the fact that only proxies filed by Shareholders whose names appear in the Corporation’s ledger as registered holders of Common Shares may be recognized and may benefit from the right to vote at the Meeting. If the Common Shares are registered in a statement that is remitted to the Shareholder by the broker, in almost all cases, these Common Shares will not be registered in the Shareholder’s name in the Corporation’s ledger. These Common Shares will likely be registered in the name of the broker or its nominee. In Canada, the majority of these Common Shares are registered in the name of CDS & Co. (the nominee of CDS Clearing and Depository Services Inc.) which acts as a depository for a good number of Canadian brokerage firms. The voting rights attached to the Common Shares held by brokers or their nominees may be exercised only according to the Beneficial Owner’s specific instructions. Brokers and their nominees are prohibited from exercising the voting rights attached to the Common Shares of their clients without specific voting instructions from their clients. In order for their Common Shares to be voted at the Meeting, Beneficial Owners must make sure that their specific instructions concerning the exercise of the voting rights attached to their Common Shares are conveyed to the appropriate person at their broker or nominee well before the Meeting.

Pursuant to Regulation 54-101, intermediaries and brokers must obtain voting instructions from Beneficial Owners before a meeting of Shareholders. Each intermediary and broker has its own rules concerning the mailing and forwarding of voting instruction forms (the “VIFs”), meeting notices, proxy circulars as well as all other documents sent to Shareholders for a meeting. These rules must be carefully followed by Beneficial Owners to ensure that the rights attached to their Common Shares can be exercised at the Meeting. The VIF remitted to Beneficial Owners by the intermediary or the broker is often the same as the one remitted to registered Shareholders; however, its sole purpose is to obtain instructions for the intermediary or the broker on how to exercise the voting rights on behalf of the Beneficial Owner. The majority of intermediaries or brokers now delegate the responsibility of obtaining voting instructions from their clients to Broadridge Financial Solutions (Canada) Corp. (“Broadridge”). Broadridge provides VIFs and mails them to the Beneficial Owners, and asks them to return the VIFs to Broadridge, or to call its toll-free number to exercise the voting rights attached to their Common Shares, or to go to its web site at www.proxyvote.com to provide voting instructions. Broadridge then computes the results of all the voting instructions received and gives the appropriate instructions regarding the exercise of the voting rights attached to the Common Shares that will be represented at the Meeting. The Beneficial Owner who receives a VIF from Broadridge may not use such VIF to exercise the voting rights attached to his or her Common Shares directly at the Meeting. The VIF must be returned to Broadridge no later than 10:00 a.m. (Standard Eastern Time) on Friday, March 19, 2021 or 48 hours, excluding Saturday, Sunday or holiday before the Meeting so that the voting rights attached to the Common Shares can be exercised at the Meeting.

While a Beneficial Owner cannot be recognized directly at the Meeting for the purpose of exercising the voting rights attached to the Common Shares registered in the name of his or her broker or his or her broker’s nominee, the Beneficial Owner may attend the Meeting as proxyholder for the registered Shareholder and may, in this capacity, exercise the voting rights attached to the Common Shares. The Beneficial Owner wishing to attend the Meeting and indirectly exercise the voting rights attached to his or her Common Shares as proxyholder for the registered Shareholder must enter his or her own name in the space provided in the VIF and return it to his or her broker (or his or her broker’s nominee) in accordance with the instructions provided by the broker (or broker’s nominee) before the Meeting. The Beneficial Owner can also write the name in the space provided in the VIF of someone else whom he or she wishes to attend the Meeting and vote on his or her behalf. Unless prohibited by law, the person whose name is written in the space provided in the VIF will have full authority to present matters to the Meeting and vote on all matters that are presented at the Meeting, even if those matters are not set out in the VIF or this Circular. The Beneficial Owner may consult a legal advisor if he or she wishes to modify the authority of that person in any way.

According to Regulation 54-101, the Corporation has distributed copies of the Notice, this Circular and the proxy form (collectively, the “Meeting Materials”) to clearing agencies and intermediaries for onward distribution to non-objecting Beneficial Owners. The Corporation will pay for the distribution of Meeting Materials to objecting Beneficial Owners.

As permitted under Regulation 54-101, the Corporation has used a non-objecting Beneficial Owners list to send the Meeting Materials to the non-objecting owners whose names appear on that list.

The Meeting Materials were sent to both registered and non-registered owners of the Common Shares. If you are a non-registered owner, and the Corporation or its agent has sent the Meeting Materials directly to you, your name and address and information about your holdings of Common Shares have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

By choosing to send the Meeting Materials to you directly, the Corporation (and not the intermediary holding on your behalf) has assumed responsibility for i) delivering these materials to you, and ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

SPECIAL INSTRUCTIONS FOR THE VIRTUAL MEETING

In order to support the efforts of the Québec Government to contain the spread of the Global COVID-19 pandemic and to protect the health and safety of its Shareholders, employees, families and others who usually attend such meeting, there will be no physical location for the Meeting which will be conducted by way of a live webcast through a virtual platform with real-time balloting. We hope that hosting the Meeting virtually will increase participation by our Shareholders, as it will enable Shareholders to more easily attend the Meeting regardless of their geographic location. Shareholders will not be able to physically attend the Meeting. Even if you plan on attending the Meeting, we nonetheless recommend to vote prior to the Meeting in order to tabulate your vote in advance.

Registered Shareholders and duly appointed proxyholders will be able to attend the virtual Meeting and vote in real time, provided they are connected to the internet and follow the instructions in this Circular. Non-registered Shareholders who have not duly appointed themselves as proxyholder will be able to attend the virtual Meeting as guests but will not be able to vote at the virtual Meeting.

Shareholders who wish to appoint a person other than the management nominees identified in the form of proxy or voting instruction form (including a non-registered Shareholder who wishes to appoint themselves to attend the virtual Meeting) must carefully follow the instructions in this Circular and on their form of proxy or voting instruction form. These instructions include the additional step of registering such proxyholder with our transfer agent, AST Trust Company (Canada), after submitting the form of proxy or voting instruction form. Failure to register the proxyholder with AST Trust Company (Canada) will result in the proxyholder not receiving a control number to participate in the virtual Meeting and only being able to attend as a guest. Guests will be able to listen to the virtual Meeting but will not be able to vote.

We encourage you to log into the Meeting at least one hour (1 hr) prior to the commencement of the Meeting. You may begin to log into the Meeting virtual platform beginning at 9:00 a.m. (Standard Eastern Time) on March 23, 2021. The Meeting will begin promptly at 10:00 a.m. (Standard Eastern Time) on March 23, 2021.

HOW TO VOTE

You have two ways to vote your Common Shares:

▪	by submitting your form of proxy or other voting instruction form as per instructions indicated; or

▪	during the Meeting by online ballot, when called for, through the virtual platform.

Registered Shareholders and duly appointed proxyholders (including non-registered Shareholders who have duly appointed themselves as proxyholder) that attend the Meeting online will be able to vote by completing a ballot online, when called for, during the Meeting through the virtual platform.

Guests (including non-registered Shareholders who have not duly appointed themselves as proxyholder) can log into the Meeting as set out below. Guests will be able to listen to the Meeting but will not be able to vote during the Meeting.

To Access and Vote at the Virtual Meeting:

▪	Step 1: Log into the Virtual Platform online at https://web.lumiagm.com/169684233

▪	Step 2: Follow these instructions:

Registered Shareholders: Click “I have a control number” and then enter your unique 13-digit control number and password “nou2021” (case-sensitive). The 13-digit number located on the form of proxy received from AST Trust Company (Canada) is your control number. If you use your control number to log into the Meeting, any vote you cast at the Meeting will revoke any proxy you previously submitted. If you do not wish to revoke a previously submitted proxy, you should not vote during the Meeting.

Duly appointed proxyholders: Click “I have a control number” and then enter your unique proxyholder 13-digit control number and password “nou2021” (case-sensitive). The proxyholder 13-digit number will have been provided by email from AST Trust Company (Canada) following your registration at 1-866-751-6315 (within North America) or 1 (212) 235-5754 (outside of North America) by no later than 10:00 a.m. (Standard Eastern Time) on March 19, 2021. Alternatively, a duly appointed proxyholder may request a 13-digit proxyholder control number by completing a form online using the following link: https://lp.astfinancial.com/control-number-request-en.html. Failing to register will result in the proxyholder not receiving a control number, which is required to vote at the Meeting.

You will need the latest versions of Chrome, Safari, Edge and Firefox. Please ensure your browser is compatible by login in early. PLEASE DO NOT USE INTERNET EXPLORER.

Caution: Internal network security protocols including firewalls and VPN connections may block access to the Lumi platform for the Meeting. If you are experiencing any difficulty connecting or watching the Meeting, ensure your VPN setting is disabled or use a computer on a network not restricted by security settings of your organization.

VOTING RESULTS

Following the Meeting, a report on the voting results will be filed with the Canadian securities regulatory authorities at www.sedar.com.

QUORUM

Under the Corporation’s general by-laws, the quorum is present, irrespective of the number of persons actually present at the meeting, if the holders of shares entitled to more than ten per cent (10%) of the votes which may be cast at such meeting are present in person or represented by proxy.

The quorum must be reached at the opening of the Shareholder meeting so that it is regularly constituted even if the quorum is not maintained during the course of such meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The Corporation’s authorized capital is made up of an unlimited number of Common Shares without par value. As of the date of this Circular, 369,913,932 Common Shares are issued and outstanding. The holders of Common Shares have the right to vote at any meeting of Shareholders. Only Shareholders registered in the Corporation’s ledger at the close of business on February 19, 2021 have the right to receive the Notice. They also have the right to vote at the Meeting and any adjournment thereof, if they are present or represented by proxyholder.

To the knowledge of the directors and executive officers of the Corporation, based upon filings made with Canadian securities regulators on or before the date of this Circular, no person beneficially owns, controls or directs, directly or indirectly, voting securities carrying 10% or more of the voting rights attached to any class of our voting securities, other than: Pallinghurst Graphite International Limited, the beneficial owner of 56,288,770 Common Shares representing 15.22% of the issued and outstanding Common Shares of the Corporation and Investissement Québec, acting as mandatary for the government of Québec (“Investissement Québec”), the beneficial owner of 38,172,414 Common Shares representing 10.32% of the issued and outstanding Common Shares of the Corporation.

ITEMS ON MEETING AGENDA

CONSOLIDATION OF COMMON SHARES

At the Meeting, Shareholders will be asked to consider for approval, with or without amendment, the special resolution set forth in Schedule “I” to this Circular (the “Share Consolidation Resolution”) authorizing the Corporation to file articles of amendment (the “Articles of Amendment”) to amend its articles to consolidate the outstanding Common Shares based on a ratio of one new post-consolidation Common Share for up to every ten (10) old pre-consolidation Common Shares (the “Share Consolidation”) held, with the precise share consolidation ratio and timing of implementation of the Share Consolidation to be determined by the Board of Directors, in its sole discretion. The Share Consolidation Resolution will confer discretion on the Board of Directors to implement the Share Consolidation until March 31, 2022.

If the Share Consolidation Resolution is approved, the Share Consolidation would only be implemented, if at all, upon a determination by the Board of Directors that it is in the best interests of the Corporation and its Shareholders, at that time. The Board of Directors’ determination as to the specific ratio will be based primarily on the trading price of the Common Shares on the TSXV at the given time and expected stability of the trading price of the Common Shares following the Share Consolidation.

BACKGROUND AND REASONS FOR THE SHARE CONSOLIDATION

The Board of Directors is seeking authority to implement the Share Consolidation because it believes that the resultant increase to the trading price of the Common Shares from effecting the Share Consolidation could potentially, and principally, (i) enable the Corporation to satisfy certain minimum trading price requirements of stock exchanges in the United States for a potential listing of the Corporation’s Common Shares, and (ii) broaden the pool of investors that may consider investing or be able to invest in the Corporation.

The Corporation anticipates that the Share Consolidation may result in certain additional ancillary benefits. Achieving a higher market price for the Common Shares through the Share Consolidation could enhance the Corporation’s comparability against its peers on per share metrics, as well as minimizing price volatility of the Common Shares. The Share Consolidation could also attract investors whose internal investment policies prohibit or discourage them from purchasing stocks trading below a certain minimum price. The Share Consolidation may also increase analysts and brokers interest as policies governing analysts and brokers may discourage following or recommending companies with lower stock prices. In addition, brokerage houses and institutional investors may have internal policies and practices that either prohibit them from investing in lower-priced stocks or tend to discourage individual brokers from recommending lower-priced stocks to their customers, in part because processing of trades in lower-priced stocks may be economically unattractive.

PRINCIPAL EFFECTS OF THE SHARE CONSOLIDATION

General

If the Share Consolidation is approved and implemented, its principal effect will be to proportionately decrease the number of issued and outstanding Common Shares by a factor equal to the consolidation ratio selected by the Board of Directors. At the close of business on February 19, 2021, the closing price of the Common Shares on the TSXV was $2.29 and there were 369,913,932 Common Shares issued and outstanding. Based on the number of Common Shares currently issued and outstanding, immediately following the completion of the Share Consolidation, for illustrative purposes only, depending on the Share Consolidation ratio selected, the number of Common Shares then issued and outstanding (disregarding any resulting fractional Common Shares) will be as follows:

Share Consolidation Ratio	Approximate Percentage Reduction in Common Shares Outstanding	Common Shares Outstanding
2 : 1	50%	184,956,966
5 : 1	80%	73,982,786
10 : 1	90%	36,991,393

As the Corporation currently has an unlimited number of Common Shares authorized for issuance, the Share Consolidation will not have any effect on the number of Common Shares of the Corporation available for issuance.

The Share Consolidation will not materially affect any Shareholder’s proportionate voting rights. Each consolidated Common Share outstanding after the Share Consolidation will have the same rights and privileges as the existing Common Shares. The implementation of the Share Consolidation would not affect the total Shareholders’ equity of the Corporation or any components of Shareholders’ equity as reflected on the Corporation’s financial statements except to change the number of issued and outstanding Common Shares to reflect the Share Consolidation.

No fractional Common Shares will be issued in connection with the Share Consolidation and, if a Shareholder would otherwise be entitled to receive a fractional Common Share as a result of the Share Consolidation, the number of Common Shares to be received by such Shareholder will be rounded up or down to the nearest whole number.

The Share Consolidation may result in some Shareholders owning “odd lots” of fewer than 100 Common Shares or “mixed lots” of less than even multiples of 100 Common Shares. Odd lot shares (including the odd lot portion of a mixed lot) may be more difficult to sell, and brokerage commissions or other costs of transactions may be higher than the costs of transactions in standard trading units of even multiples of 100 Common Shares (referred to as “board lots”). Further, because public data feeds that display stock market quotes generally include only standard trading units, odd lot orders and the odd lot portions of mixed lot orders are unable to trade against the displayed liquidity and, thus, are not covered by applicable order protection regulations that require a sale order to be executed at the best available (i.e., highest) bid price. Accordingly, holders selling odd lot shares may do so at a price that is lower than the quoted bid price and may have a reduced ability to ascertain whether or not they are getting the best available price when selling their shares.

Upon the Share Consolidation becoming effective, the exercise prices and the number of Common Shares issuable upon the exercise or deemed exercise of any stock options or other convertible or exchangeable securities of the Corporation will be automatically adjusted based on the consolidation ratio selected by the Board of Directors.

The Board of Directors has considered these potential effects, as well as its understanding of the procedures that have been put in place by the TSXV for the execution of odd lot orders, including the Odd Lot Dealer Program, and believes that holders wishing to sell their odd lot holdings should be able to do so without significant difficulty and that any disadvantages that may be experienced by such holders will be outweighed by the anticipated benefits of the Share Consolidation.

Effect on Beneficial Owners

Beneficial Owners (i.e. non-registered Shareholders) holding Common Shares through an intermediary (a securities broker, dealer, bank or financial institution) should be aware that the intermediary may have different procedures for processing the Share Consolidation than those that will be put in place by the Corporation for registered Shareholders. If Shareholders hold their Common Shares through an intermediary and they have questions in this regard, they are encouraged to contact their intermediaries.

Effect on Stock Options

As of the date of this Circular, there were 22,925,000 options (the “Options”) issued and outstanding under the current stock option plan of the Corporation (the “Stock Option Plan”), entitling the holders thereof to acquire a like number of Common Shares.

The Stock Option Plan provides that each Option outstanding, to the extent that it has not been completely exercised prior to the Share Consolidation, will entitle the holder thereof, upon the exercise of such Option in accordance with the terms of the Stock Option Plan, to such number of Common Shares to which such holder would have been entitled as a result of the Share Consolidation had such holder actually exercised the unexercised portion of the Options immediately prior to the occurrence of the Share Consolidation and the exercise price will be adjusted accordingly as if the originally optioned Common Shares of the Corporation were being purchased thereunder. No fractional Common Shares or other security will be issued upon the exercise of any Option and accordingly, if as a result of the Share Consolidation, a holder would become entitled to a fractional Common Share or other security, such holder will have the right to purchase only the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Upon the occurrence of the Share Consolidation, the maximum number of Common Shares reserved for issuance under the Stock Option Plan will be appropriately adjusted.

REGULATORY APPROVALS

The Share Consolidation is subject to regulatory approval, including approval of the TSXV, at the time of the proposed consolidation. Pursuant to Policy 5.8 - Issuer Names, Issuer Name Changes, Share Consolidations and Splits of the TSXV, the TSXV requires, among other things, that the Corporation meets the continued listing requirements contained in Policy 2.5 - Continued Listing Requirements and Inter-Tier Movement of the TSXV. The Share Consolidation is not expected to adversely impact the Corporation’s ability to meet the continued listing requirements of TSXV.

If the Share Consolidation Resolution is approved, the Board of Directors will determine when and if the articles of amendment giving effect to the Share Consolidation would be filed, if at all, and shall determine the share consolidation ratio. No further action on the part of Shareholders would be required in order for the Board of Directors to implement the Share Consolidation.

Notwithstanding approval of the proposed Share Consolidation by Shareholders, the Board of Directors, in its sole discretion, may delay implementation of the Share Consolidation or revoke the Share Consolidation Resolution and abandon the Share Consolidation without further approval or action by or prior notice to Shareholders.

SHARE CERTIFICATES UPON IMPLEMENTATION OF SHARE CONSOLIDATION

If the Share Consolidation is approved by Shareholders and subsequently implemented, those registered Shareholders who will hold at least one new post-consolidation Common Share will be required to exchange their share certificates representing old pre-consolidation Common Shares for new share certificates representing new post-consolidation Common Shares or, alternatively, a Direct Registration System (“DRS”) Statement representing the number of new post-consolidation Common Shares they hold following the Share Consolidation. The DRS is an electronic registration system which allows Shareholders to hold Common Shares in their name in book-based form, as evidenced by a DRS Statement, rather than a physical share certificate.

In connection with the due implementation of the Share Consolidation, following the public announcement by the Corporation of the effective date of the Share Consolidation, registered Shareholders will be sent a transmittal letter by the Corporation’s transfer agent, AST Trust Company (Canada), containing instructions on how to exchange their share certificates representing old pre-consolidation Common Shares for new share certificates representing new post-consolidation Common Shares. Each registered Shareholder must complete and sign a letter of transmittal after the Share Consolidation takes effect. Non-registered Shareholders (being Shareholders who hold their Common Shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary) should note that such intermediaries may have different procedures for processing the Share Consolidation than those that will be put in place by the Corporation for registered Shareholders. If a Shareholder holds his Common Shares with an intermediary and if he has any questions in this regard, he is encouraged to contact them directly (See “Effect on Beneficial Shareholders” above). The Corporation’s transfer agent will forward to each registered Shareholder who follows the instructions provided in the letter of transmittal and has sent the required documents a new share certificate representing the number of new post-consolidation Common Shares to which the Shareholder is entitled rounded up or down to the nearest whole number or, alternatively, a DRS Statement representing the number of new post-consolidation Common Shares the registered Shareholder holds following the Share Consolidation.

Until surrendered, each share certificate representing old pre-consolidation Common Shares will be deemed for all purposes to represent the number of whole post-consolidation Common Shares to which the holder is entitled as a result of the Share Consolidation. Until registered Shareholders have returned their properly completed and duly executed letter of transmittal and surrendered their old share certificate(s) for exchange, registered Shareholders will not be entitled to receive any distributions, if any, that may be declared and payable to holders of record following the Share Consolidation.

Any registered Shareholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to a replacement share certificate only after complying with the requirements that the Corporation and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

The method chosen for delivery of share certificates and letters of transmittal to the Corporation’s transfer agent is the responsibility of the registered Shareholder and neither the transfer agent nor the Corporation will have any liability in respect of share certificates and/or letters of transmittal which are not actually received by the transfer agent.

Shareholders should not destroy any certificate(s) representing their Common Shares and should not submit any share certificate(s) until requested to do so.

TAX CONSIDERATIONS

The following summary describes the principal Canadian federal income tax considerations based on the current provisions of the Income Tax Act (Canada) (the “Tax Act”), the regulations thereunder in force as of the date hereof (“Regulations”) generally applicable to a holder of Common Shares whose Common Shares are consolidated pursuant to the Share Consolidation and who, for the purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, (i) holds its Common Shares as capital property and (ii) deals at arm’s length with the Corporation and is not affiliated with the Corporation (a “Holder”). Generally, the Common Shares will be considered to be capital property to a Holder unless the Holder holds or uses the Common Shares or is deemed to hold or use the Common Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade. Certain Holders that might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have their Shares and all other “Canadian securities”, as defined in the Tax Act, owned by such Holders in the taxation year of the election and in all subsequent taxation years deemed to be capital property.

This summary is based on the current provisions of the Tax Act and the Regulations in force as of the date hereof, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) (the “Tax Proposals”) before the date of hereof and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative, administrative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

The following portion of the summary does not apply to a Holder: (i) that is a “financial institution” for purposes of section 142.2 of the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii) to which the “functional currency” reporting rules in section 261 of the Tax Act apply; (iv) an interest in which is a “tax shelter investment” as defined in the Tax Act; (v) that is a corporation resident in Canada that is, or that becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Offered Shares, controlled by a non-resident person or a group of a non-resident persons (comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts) for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act; (vi) that has entered into or will enter into, in respect of the Common Shares, a “synthetic disposition arrangement”, a “derivative forward agreement” or a “dividend rental arrangement”, each as defined under the Tax Act; or (vii) that is a partnership. In addition, this summary does not discuss all of the tax considerations applicable to a Holder who acquired Common Shares pursuant to an employment compensation plan, such as the Stock Options Plans. Any such Holders should consult their own tax advisors to determine the particular Canadian federal income tax consequences pursuant to the Share Consolidation.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares must be expressed in Canadian dollars (including adjusted cost base, proceeds of disposition and dividends). For purposes of the Tax Act, amounts denominated in a foreign currency generally must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

THIS SUMMARY IS NOT EXHAUSTIVE OF ALL POSSIBLE CANADIAN FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO THE SHARE CONSOLIDATION. THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE SHARE CONSOLIDATION IN THEIR PARTICULAR CIRCUMSTANCES.

Residents of Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times, for the purposes of the Tax Act, is or is deemed to be resident in Canada (a “Resident Holder”). Generally, a Resident Holder will not realize a capital gain or a capital loss as a result of the Share Consolidation, and, generally, the adjusted cost base to a Resident Holder of all its Common Shares will be the same after the Share Consolidation as it was before the Share Consolidation. As a result of the Share Consolidation, all of the Common Shares held by a Resident Holder will be replaced by a smaller number of Common Shares, and the adjusted cost base of each of the Common Shares will be increased proportionately. The adjusted cost base for each of the Common Shares held by a Resident Holder will have to be recalculated.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, at all relevant times, for the purposes of the Tax Act and any applicable income tax treaty or convention, is neither resident nor deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold, Common Shares in, or in the course of, carrying on a business or part of a business in Canada (a “Non-Resident Holder”). Special rules which are not discussed in this summary may apply to a non-resident insurer carrying on business in Canada and elsewhere.

Generally, a Non-Resident Holder will not realize a capital gain or a capital loss as a result of the Share Consolidation. Generally, the adjusted cost base to a Non-Resident Holder of all its Common Shares will be the same after the Share Consolidation as it was before the Share Consolidation. As a result of the Share Consolidation, all of the Common Shares held by a Resident Holder will be replaced by a smaller number of Common Shares, and the adjusted cost base of each of the Common Shares will be increased proportionately. The adjusted cost base for each of the Common Shares held by a Resident Holder will have to be recalculated.

IMPLEMENTATION PROCEDURES

If the Share Consolidation Resolution is approved by the Shareholders and the Board of Directors decides to implement the Share Consolidation, the Corporation will file Articles of Amendment with the Director under the Canada Business Corporations Act (the “CBCA”) in the form prescribed by the CBCA to amend the Corporation’s articles. The Share Consolidation will become effective as specified in the articles of amendment and the certificate of amendment issued by the Director under the CBCA.

NO DISSENT RIGHTS

Sections 173(1)(h) of the CBCA require that the Shareholders of a corporation approve by special resolution to change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series. Under Section 190 of the CBCA, Shareholders do not have dissent and appraisal rights with respect to the proposed Share Consolidation.

ACCOUNTING CONSEQUENCES

If the Share Consolidation is implemented, net income or loss per Common Share, and other per Common Share amounts, will be increased because there will be fewer Common Shares issued and outstanding. In future financial statements, net income or loss per Common Share and other per Common Share amounts for periods ending before the Share Consolidation took effect would be recast to give retroactive effect to the Share Consolidation.

RISK FACTORS ASSOCIATED WITH THE SHARE CONSOLIDATION

Reducing the number of issued and outstanding Common Shares through the Share Consolidation is intended, absent other factors, to increase the per share market price of the Common Shares. However, the market price of the Common Shares will also be affected by the Corporation’s financial and operational results, its financial position, including its liquidity and capital resources, the development of its reserves and resources, industry conditions, the market’s perception of the Corporation’s business and other factors, which are unrelated to the number of Common Shares outstanding.

The market price of the Common Shares immediately following the implementation of the Share Consolidation is expected to be approximately equal to the market price of the Common Shares prior to the implementation of the Share Consolidation multiplied by the consolidation ratio but there is no assurance that the anticipated market price immediately following the implementation of the Share Consolidation will be realized or, if realized, will be sustained or will increase. There is a risk that the total market capitalization of the Common Shares (the market price of the Common Shares multiplied by the number of Common Shares outstanding) after the implementation of the Share Consolidation may be lower than the total market capitalization of the Common Shares prior to the implementation of the Share Consolidation.

Although the Corporation believes that establishing a higher market price for the Common Shares could (i) increase investment interest for the Common Shares in equity capital markets by potentially broadening the pool of investors that may consider investing in the Corporation, including investors whose internal investment policies prohibit or discourage them from purchasing stocks trading below a certain minimum price, and (ii) enable the Corporation to satisfy certain minimum trading price requirements of stock exchanges in the United States for a potential listing of the Common Shares, there is no assurance that implementing the Share Consolidation will achieve these results.

If the Share Consolidation is implemented and the market price of the Common Shares (adjusted to reflect the Share Consolidation ratio) declines, the percentage decline as an absolute number and as a percentage of the Corporation’s overall market capitalization may be greater than would have occurred if the Share Consolidation had not been implemented. Both the total market capitalization of a company and the adjusted market price of such company’s shares following a consolidation or reverse split may be lower than they were before the consolidation or reverse split took effect. The reduced number of Common Shares that would be outstanding after the Share Consolidation is implemented could adversely affect the liquidity of the Common Shares.

The Share Consolidation may result in some Shareholders owning “odd lots” of fewer than 100 Common Shares on a post-consolidation basis. Odd lot Common Shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 Common Shares.

SHAREHOLDERS APPROVAL

The Share Consolidation Resolution is a special resolution requiring approval of at least two thirds (i.e., 66 2/3%) of the votes cast at the Meeting, whether in person, by proxy or otherwise.

The Board of Directors unanimously recommends that Shareholders vote FOR the Share Consolidation Resolution.

Unless the Shareholders provide instruction to the contrary or in the absence of specific instruction in this respect, the persons named as proxyholders in the enclosed proxy form intend to vote FOR the special resolution approving the Share Consolidation, the full text of which is reproduced in Schedule “I” of this Circular.

ADOPTION OF NEW BY-LAWS OF THE CORPORATION

At the Meeting, the Shareholders will be invited to consider and, if deemed advisable, to ratify and confirm, by ordinary resolution (the text of which is reproduced in Schedule “II” of this Circular) (the “New By-laws Resolution”), the adoption, without any amendment, of new by-laws of the Corporation (the “New By-laws”) as a replacement of the original by-laws adopted by the Board of Directors as of November 15, 2012 (the “Original By-laws”). The full text of the New By-laws is reproduced in Schedule “III” of this Circular.

Subsection (1) of Section 103 of the CBCA stipulates that, unless the articles, by-laws, or unanimous shareholder agreements provide otherwise, the directors may, by resolution, make, amend, or repeal any by-laws that regulate the business or internal affairs of a corporation. The Corporation’s general Original By-Laws have not been amended since their adoption as of November 15, 2012. In view of the foregoing and for modernization purposes, the Board of Directors deemed it appropriate, pursuant to resolutions adopted as of February 22, 2021, to approve the New By-laws as a replacement of the Original By-laws.

In accordance with the provisions of Subsection (2) of Section 103 of the CBCA, any measure taken by the Board of Directors to adopt new by-laws must be submitted for Shareholders’ approval at the meeting following such adoption. To be duly approved, the New By-laws Resolution must therefore be adopted by a majority of the votes cast by the Shareholders present or represented by proxy at the Meeting and entitled to vote at the Meeting. In the event where the New By-laws Resolution is not so adopted by the Shareholders, the New By-laws, as approved by the Board of Directors as of February 22, 2021, will cease to be effective.

SHAREHOLDERS’ APPROVAL

The New By-laws Resolution is an ordinary resolution requiring approval of a simple majority (i.e., 50% +1) of the votes cast at the Meeting, whether in person, by proxy or otherwise.

The Board of Directors unanimously recommends that Shareholders vote FOR the New By-laws Resolution.

Unless the Shareholders provide instruction to the contrary or in the absence of specific instruction in this respect, the persons named as proxyholders in the enclosed proxy form intend to vote FOR the confirmation and ratification, without any amendment, of the New By-laws.

OTHER INFORMATION

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar of the Corporation is AST Trust Company (Canada), P.O. Box 721, Agincourt, Ontario, M1S 0A1.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director or executive officer of the Corporation at any time since the beginning of the Corporation’s last fiscal year, neither any associate or affiliate of any such persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any items on the Meeting agenda.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

To the knowledge of the Corporation, with the exception of what is provided herein, no informed person (as such term is defined under applicable securities laws) of the Corporation (and any of their associates and affiliates) has had any material interest, direct or indirect, in any transaction since the beginning of the Corporation’s last fiscal year or in any proposed transaction which has materially affected or would materially affect the Corporation or any of its subsidiaries.

Pallinghurst Graphite Limited is the wholly-owned subsidiary of Pallinghurst Graphite International Limited (collectively referred to as “The Pallinghurst Group”), the beneficial owner of a total of 56,288,770 Common Shares, representing 15.22% of the issued and outstanding Common Shares of the Corporation.

Investissement Québec is the beneficial owner of 38,172,414 Common Shares representing 10.32% of the issued and outstanding Common Shares of the Corporation.

On March 16, 2020, the Corporation closed a second unsecured financing (the “Unsecured Financing”) with The Pallinghurst Group for an aggregate amount of $2,000,000. The Unsecured Financing beared interest at a rate of 9% per year and the repayment of the capital and the accrued interest were due on December 31, 2020.

On April 29, 2020, the Corporation closed a financing agreement with Investissement Québec for an aggregate amount received of $1,802,050 through two loan offers. The conditions also included a 1% issue cost fee calculated on the total aggregate amount. The loan offers comprised a $641,090 loan at an interest rate of the prime rate plus 0.07% and a $1,353,315 loan at an interest rate of the prime rate with no margin. The capital shall be repaid by no later than June 30, 2021. To secure its obligations set out in the loan offers, the Corporation granted two first-ranking mortgages for a total of the loan amounts received covering all of its present and future receivables, including all of its tax credits.

On July 15, 2020, the Corporation entered into financing transactions with The Pallinghurst Group totalling approximately $20,000,000. The Corporation entered into a convertible bond subscription agreement with The Pallinghurst Group pursuant to which the Corporation issued a secured convertible bond in the principal amount of $15,000,000. Concurrently, the Corporation also entered into a royalty purchase agreement with The Pallinghurst Group, pursuant to which it was agreed to exchange the principal amount and accrued interest under its existing debt facilities into a net smelter return royalty on the Matawinie Graphite Property, with a partial buy-back option for the Corporation.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

Management of the Corporation knows of no matters to come before the Meeting other than as set forth in this Circular. HOWEVER, IF OTHER MATTERS WHICH ARE NOT KNOWN TO THE MANAGEMENT SHOULD PROPERLY COME BEFORE THE MEETING, THE ENCLOSED FORM OF PROXY WILL BE USED TO VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS VOTING THE PROXY.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available under the Corporation’s profile on SEDAR at www.sedar.com. Financial information is provided in the Corporation’s audited consolidated financial statements and management’s discussion and analysis for the fiscal year ended December 31, 2019. Copies of the Corporation’s financial statements and management’s discussion and analysis may be obtained under the Corporation’s profile on SEDAR at www.sedar.com, or upon written request to the Corporate Secretary at:

By e-mail:	dtorralbo@nouveaumonde.ca

By mail:	Nouveau Monde Graphite Inc.
331, Brassard Street
Saint-Michel-des-Saints, Québec J0K 3B0
Attention: Mr. David Torralbo, Chief Legal Officer and Corporate Secretary

APPROVAL OF DIRECTORS

The content of this Circular and delivery of it to each director of the Corporation and to the Shareholders entitled to notice of the Meeting, have been approved by the Board of Directors.

February 22, 2021

(s) David Torralbo
David Torralbo
Chief Legal Officer and Corporate Secretary

SCHEDULE “I”

RESOLUTION CONCERNING THE APPROVAL OF THE SHARE CONSOLIDATION

“IT IS THEREFORE RESOLVED, as a special resolution of the shareholders of Nouveau Monde Graphite Inc. (the “Corporation”):

1.	TO AUTHORIZE the Corporation to consolidate all of the issued and outstanding common shares of the Corporation (the “Common Shares”) on the basis of a ratio of one new post-consolidation Common Share for up to every ten (10) outstanding old pre-consolidation Common Shares, with such ratio to be determined by the board of directors of the Corporation (the “Board of Directors”), in its sole discretion, with any resulting fractional Common Shares to be either rounded up or down to the nearest whole Common Share (the “Share Consolidation”);

2.	TO AUTHORIZE the Board of Directors to file the amendment to the articles of the Corporation giving effect to the Share Consolidation (the “Articles of Amendment”) at such time as the Board of Directors determines to be in the best interests of the Corporation, subject to the receipt of all necessary stock exchange approvals, and the effective date of the Share Consolidation shall be the date shown in the certificate of amendment issued by the Director appointed under the Canada Business Corporations Act (the “CBCA Director”) or such other date indicated in the Articles of Amendment provided that, in any event, such date shall be prior to March 31, 2022;

3.	THAT any director or officer of the Corporation be, and each of them is, hereby authorized for and in the name of and on behalf of the Corporation, to execute and deliver or cause to be executed and delivered the Articles of Amendment to the CBCA Director;

4.	THAT notwithstanding the approval of the shareholders of the Corporation through this special resolution, the Board of Directors may, in its sole discretion, revoke this special resolution in whole or in part at any time prior to its being given effect without further notice to, or approval of, the holders of the common shares of the Corporation; and

5.	THAT any one director or officer of the Corporation be, and each of them is, hereby authorized and directed for and in the name of and on behalf of the Corporation, to execute or cause to be executed, whether under corporate seal of the Corporation or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or advisable in order to carry out the terms of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing.”

I-1

SCHEDULE “II”

RESOLUTION CONCERNING THE ADOPTION OF NEW BY-LAWS OF THE CORPORATION

“IT IS THEREFORE RESOLVED, as an ordinary resolution of the shareholders of Nouveau Monde Graphite Inc. (the “Corporation”):

1.	TO REPEAL the original By-laws of the Corporation adopted by the board of directors of the Corporation (the “Board of Directors”) as of November 15, 2012;

2.	TO CONFIRM AND RATIFY, for the purposes of modernization, the adoption, without any amendment, of new by-laws of the Corporation adopted by the Board of Directors of the Corporation as of February 22, 2021, the whole text of which is set forth in Schedule “III” of the Management Proxy Circular regarding the Special Meeting of Shareholders scheduled for March 23, 2021; and

3.	THAT any one director or officer of the Corporation be, and each of them is, hereby authorized and directed for and in the name of and on behalf of the Corporation, to execute or cause to be executed, whether under corporate seal of the Corporation or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or advisable in order to carry out the terms of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing.”

II-1

SCHEDULE “III”

BY-LAWS OF THE CORPORATION

III-1

RÈGLEMENTS ADMINISTRATIFS

DE

NOUVEAU MONDE GRAPHITE INC.

RÈGLEMENT PREMIER

INTERPRÉTATION

Les mots et expressions suivants, lorsqu’ils sont employés dans les règlements de la Société ont, à moins d’incompatibilité avec le contexte, les significations suivantes:

1.1 ≪ administrateur ≫ (“director”) designe, independamment de son titre, le titulaire de ce poste, et les termes ≪administrateurs≫ et ≪conseil d’administration≫ comprennent un administrateur unique;

1.2 ≪ Loi ≫ (“Act”) signifie la Loi regissant les Sociétés par actions de regime federal et toute autre loi qui peut lui être substituée, telle qu’amendee de temps à autre;

1.3 ≪ réglements ≫ (“by-laws”) signifie les règlements administratifs de la Société, numérotés de premier à inclusivement, et tous autres règlements de la Société de temps à autre en vigueur;

1.4 ≪ règlement d’application » (“regulations”) signifie le Règlement sur les sociétés par actions de régime fédéral (2001) et tout autre règlement qui peut lui être substitué, tel qu’amendé, de temps à autre;

1.5 ≪ Société ≫ (“Corporation”) signifie la société constituée par certificat de fusion en vertu de la Loi, sous la dénomination sociale y indiquée;

BY-LAWS

OF

NOUVEAU MONDE GRAPHITE INC.

BY-LAW ONE

INTERPRÉTATION

The following words and expressions, wherever used in the by-laws of the Corporation, shall, unless there be something in the context inconsistent therewith, have the following meanings:

1.1 “Act” (≪ Loi ≫) means an Act respecting Canadian business corporations and any other statute which may be substituted therefor, as amended from time to time;

1.2 “articles” (≪ statuts ≫) means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution, articles of revival and includes any amendments thereto;

1.3 “by-laws” (≪ règlements ≫) means the by-laws of the Corporation, numbered one to thirteen inclusive, and all other by-laws of the Corporation from time to time in force and effect;

1.4 “Corporation” (≪ Société ≫) means the corporation incorporated by certificate of amalgamation under the Act and therein named;

1.5 “director” (≪ administrateurs ≫) means a person occupying the position of director, by whatever name called, and “directors” and “Board of Directors” include a single director.

III-2

1.6 ≪ statuts ≫ (“articles”) désigne les clauses, initiales ou mises à jour, ou, réglementant la constitution ainsi que toute modification, fusion, prorogation, réorganisation, dissolution, reconstitution ou tout arrangement de la Société.

Sous réserve de ce qui précède, les mots et expressions définis dans la Loi ont la même signification lorsque utilisés dans les présents règlements.

Les titres utilisés dans les présents règlements ne le sont qu’à titre de référence et n’ont aucune portée sur l’interprétation de leurs termes ou de leurs dispositions.

Tout mot écrit au singulier comprend aussi le pluriel et vice versa; tout mot écrit au masculin comprend aussi le féminin.

Les deux versions, française et anglaise, des règlements font pareillement foi.

RÈGLEMENT DEUXIÈME

DÉNOMINATION SOCIALE, SIÈGE SOCIAL ET SCEAU DE LA SOCIÉTÉ

ARTICLE 2.1    DÉNOMINATION SOCIALE

La dénomination sociale de la Société est celle indiquée dans ses statuts.

ARTICLE 2.2    SIÈGE SOCIAL

Le siège social de la Société est situé dans la province indiquée dans les statuts de la Société et à l’adresse figurant sur l’avis du lieu du siège social déposé au moment de la constitution ou à toute autre adresse, dans les limites de la province indiquée dans les statuts, que le conseil d’administration peut à l’occasion déterminer par voie de résolution.

1.6 “regulations” (≪ réglement d’application ≫) means the Canada Business Corporations Regulations (2001) and any other regulations which may be substituted therefor, as amended from time to time.

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

The titles herein have been inserted for convenience of reference only and shall not affect the interpretation of the terms and provisions hereof.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

Both the English and French versions of the by-laws shall be equally authoritative.

BY-LAW TWO

NAME OF CORPORATION, REGISTERED OFFICE AND CORPORATE SEAL

ARTICLE 2.1       NAME

The corporate name of the Corporation is as set out in its articles.

ARTICLE 2.2       REGISTERED OFFICE

The head office of the Corporation, being its registered office, is to be situated in the province set out in the articles of the Corporation and at the address stated in the notice of registered office filed at the time of incorporation or at such other address within the province set out in the articles which may be determined by resolution of the Board of Directors.

III-3

La Société peut, en plus de son siège social et de sa principale place d’affaires, établir et maintenir d’autres bureaux, places d’affaires, succursales et agences, soit au Canada ou ailleurs, comme le conseil d’administration peut en décider, à l’occasion, par voie de résolution.

ARTICLE 2.3       SCEAU

Le conseil d’administration peut adopter un sceau de la Société, préciser sa forme et sa teneur et le changer par voie de résolution. L’absence du sceau de la Société sur tout document signé en son nom ne le rend pas nul ou invalide pour autant.

RÈGLEMENT TROISIÈME

ACTIONNAIRES

ARTICLE 3.1       ASSEMBLÉES ANNUELLES

L’assemblée annuelle des actionnaires de la Société est convoquée dans les dix-huit (18) mois suivant la création de la Société et, par la suite, dans les quinze (15) mois de la tenue de l’assemblée annuelle précédente des actionnaires de la Société mais au plus tard dans les six (6) mois suivant la fin de chaque exercice financier. L’assemblée annuelle est tenue à la date que les administrateurs peuvent fixer, à l’occasion, par voie de résolution.

Les assemblées annuelles des actionnaires de la Société doivent être tenues au siège social de la Société ou ailleurs au Canada, par voie de résolution du conseil d’administration, ou en tout lieu hors du Canada que prévoient les statuts ou dont conviennent tous les actionnaires de la Société habiles à y voter.

The Corporation may establish and maintain, in addition to its registered office and principal place of business, such other offices, places of business and agencies elsewhere, within or without Canada, as the Board of Directors may determine, from time to time, by resolution.

ARTICLE 2.3       SEAL

The Board of Directors may adopt a corporate seal of the Corporation, specify the form and substance thereof and may change it by resolution. A document signed on behalf of the Corporation is not null or invalid merely because the corporate seal of the Corporation is not affixed to it.

BY-LAW THREE

SHAREHOLDERS

ARTICLE 3.1       ANNUAL MEETINGS

The annual meeting of the shareholders of the Corporation shall be called not later than eighteen (18) months after the Corporation comes into existence and thereafter not later than fifteen (15) months after holding the last preceding annual meeting but not later than six (6) months after the end of each financial year. The annual meeting of the shareholders shall be held on such date as the Board of Directors may determine, from time to time, by resolution.

Annual meetings of the shareholders shall be held at the registered office of the Corporation or at any other place, in Canada, by resolution of the Board of Directors or at any other place outside Canada specified in the articles or agreed to by all shareholders entitled to vote thereat.

III-4

ARTICLE 3.2       ASSEMBLÉES EXTRAORDINAIRES

Des assemblées extraordinaires des actionnaires peuvent être convoquées, en tout temps et à l’occasion, par le président du conseil, le président ou l’administrateur-gérant ou par le conseil d’administration, par voie de résolution, et doivent être convoquées lorsque les détenteurs d’au moins cinq pour cent (5%) des actions émises par la Société, y ayant droit de vote, le requièrent par écrit, les fractions d’actions représentées par des certificats ou scripts au porteur, s’il en est, ne devant pas, dans le but de déterminer cette proportion, être considérées comme étant en cours. Chacune de ces résolutions ou requêtes doit énoncer les points inscrits à l’ordre du jour de la future assemblée et chacune de ces requêtes doit être envoyée à chaque administrateur et au siège social de la Société.

Le président du conseil ou, en son absence, le président ou, en son absence, l’administrateur-gérant doit, advenant l’adoption d’une telle résolution ou la réception d’une telle requête, faire en sorte que l’assemblée soit convoquée, sans délai, par le secrétaire de la Société, conformément aux termes de cette résolution ou requête. Si le secrétaire de la Société ne convoque pas l’assemblée dans les vingt et un (2l) jours qui suivent l’adoption de la résolution ou la réception de la requête, tout administrateur peut lui-même convoquer l’assemblée ou cette assemblée peut être convoquée par tout actionnaire qui a signé ladite requête en conformité et sous réserve des dispositions de la Loi.

Les assemblées extraordinaires des actionnaires sont tenues au siège social de la Société ou ailleurs au Canada, par voie de résolution du conseil d’administration, ou en tout lieu hors du Canada que prévoient les statuts ou dont conviennent tous les actionnaires de la Société habiles à y voter.

ARTICLE 3.2       SPECIAL MEETINGS

Special meetings of the shareholders may be called, at any time and from time to time, by the Chairman of the Board or the President or the Managing Director or by the Board of Directors, by resolution, and shall be called whenever the holders of not less than five percent (5%) of the outstanding shares of the Corporation carrying voting rights at such meeting shall, in writing, request the same, fractional shares represented by certificate or by scrip certificates in bearer form, if any, not to be deemed, in determining this proportion, as outstanding shares. Any such resolution or requisition shall state the agenda items to be transacted at the future meeting and each of these requisitions shall be sent to each director and to the registered office of the Corporation.

It shall be the duty of the Chairman of the Board or, in his absence, the President or, in his absence, the Managing Director, upon adoption of such a resolution or on receipt of such a requisition, to cause the meeting to be called forthwith by the Secretary of the Corporation in conformity with the terms of such resolution or requisition. If the Secretary of the Corporation does not within twenty-one (21) days after the adoption of the resolution or the receipt of the requisition call the meeting, any director may call such meeting or the same may be called by any shareholder who signed the requisition in accordance with and subject to the provisions of the Act.

Special meetings of the shareholders shall be held at the registered office of the Corporation or at any other place in Canada by resolution of the Board of Directors or at any other place outside Canada specified in the articles or agreed to by all shareholders entitled to vote thereat.

III-5

ARTICLE 3.3       AVIS DES ASSEMBLÉES

Un avis spécifiant la date, l’heure et le lieu de toute assemblée annuelle et de toute assemblée extraordinaire des actionnaires doit être envoyé à chaque actionnaire habile à y voter, à sa dernière adresse telle qu’elle apparaît aux livres de la Société, à chaque administrateur et à l’auditeur de la Société, et ce, vingt-et-un (21) jours au moins et soixante (60) jours au plus avant la date fixée pour l’assemblée.

L’avis de convocation peut prévoir que l’assemblée sera tenue entièrement par un moyen de communication téléphonique, électronique ou autre permettant à tous les participants de communiquer adéquatement entre eux.

Dans le cas de détenteurs conjoints d’actions, l’avis est donné à celui dont le nom apparaît en premier lieu dans les livres de la Société et un avis qui a été ainsi donné est un avis suffisant à chacun de ces détenteurs conjoints.

Un actionnaire et toute autre personne habile à assister à une assemblée d’actionnaires peut toujours, d’une manière quelconque, renoncer à l’avis de convocation, soit avant, soit après la tenue de l’assemblée, et le fait pour cette personne d’assister à l’assemblée équivaut à une telle renonciation, sauf lorsqu’elle y assiste spécialement pour s’opposer aux délibérations parce que l’assemblée n’est pas régulièrement convoquée.

L’avis de convocation d’une assemblée des actionnaires à l’ordre du jour de laquelle des questions spéciales sont inscrites doit, notamment, énoncer:

a)	leur nature, avec suffisamment de détails pour permettre aux actionnaires de se former un jugement éclairé sur celles-ci; et

ARTICLE 3.3       NOTICE OF MEETINGS

Notice specifying the time and place of each annual and of each special meeting of shareholders shall be given by sending the notice to each shareholder entitled to vote at the meeting to his latest address as shown on the books of the Corporation, to each director and to the auditor of the Corporation, not less than twenty-one (21) days nor more than sixty (60) days prior to the date fixed for such meeting.

The notice of meeting may determine that the meeting shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

In the case of joint holders of a share, all notices shall be given to that one of them whose name stands first in the books of the Corporation, and notice so given shall be sufficient notice to each of such joint holders.

A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, either before or after the holding thereof, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Notice of a meeting of shareholders at which special business is to be transacted shall state, among others:

(a)	the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

III-6

b)	le texte de toute résolution spéciale qui doit être soumise à l’assemblée.

Tous les points à l’ordre du jour tant lors d’une assemblée extraordinaire d’actionnaires que lors d’une assemblée annuelle d’actionnaires, à l’exception de l’examen des états financiers et du rapport de l’auditeur, du renouvellement de son mandat et de l’élection des administrateurs, sont réputés être des questions spéciales.

Les simples irrégularités dans l’avis ou dans la manière de le donner, de même que l’omission involontaire de donner avis d’une assemblée à un actionnaire ou le défaut par un actionnaire de recevoir tel avis, n’invalident en rien les actes faits ou posés à l’assemblée concernée.

ARTICLE 3.4       PRÉSIDENT D’ASSEMBLÉE

Le président du conseil ou, en son absence, le président ou, en son absence, un des vice-présidents qui fait partie du conseil d’administration (ce vice-président devant être désigné par l’assemblée, advenant que plus d’un de ces vice-présidents soient présents) préside toute assemblée des actionnaires. Si tous les dirigeants ci-haut mentionnés sont absents ou refusent d’agir, les personnes présentes peuvent choisir quelqu’un parmi elles pour agir comme président. Advenant égalité des voix, le président de toute assemblée des actionnaires n’a pas droit à une deuxième voix ou voix prépondérante relativement à toute question soumise au vote de l’assemblée.

ARTICLE 3.5       QUORUM, VOTE ET AJOURNEMENT

Le quorum, tant pour l’assemblée annuelle des actionnaires que pour une assemblée extraordinaire des actionnaires de la Société, est atteint quel que soit le nombre de personnes effectivement présentes, lorsque le ou les détenteurs d’actions disposant de plus de dix pour cent (10%) des voix pouvant être exprimées à ladite assemblée sont présents ou représentés.

(b)	the text of any special resolution to be submitted to the meeting.

All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor’s report, election of directors and reappointment of the incumbent auditor, are deemed to be special business.

Irregularities in the notice or in the giving thereof to, or the accidental omission to give notice to, or the non-receipt of any such notice by any of the shareholders shall not invalidate any action taken by or at any such meeting.

ARTICLE 3.4       CHAIRMAN OF THE MEETING

The Chairman of the Board or, in his absence, the President or, in his absence, one of the Vice-Presidents who is a director (to be designated by the meeting, in the event of more than one such Vice-President being present) shall preside at all meetings of the shareholders. If all of the aforesaid officers be absent or decline to act, the persons present may choose someone from among their number to act as chairman of the meeting. In the event of an equality of votes, the chairman of any meeting shall not be entitled to cast a second or casting vote in respect of any matter submitted to the vote of the meeting.

ARTICLE 3.5       QUORUM, VOTING AND ADJOURNMENTS

A quorum for an annual meeting of shareholders, as well as a quorum for a special meeting of shareholders, is present,irrespective of the number of persons actually present at the meeting, if the holders of shares entitled to more than ten percent (10%) of the votes which may be cast at such meeting are present in person or represented by proxy.

III-7

Les actes du ou des détenteurs de la majorité des actions représentées et comportant droit de vote à ladite assemblée doivent être considérés comme les actes de tous les actionnaires, sauf les cas où le vote ou le consentement d’un nombre d’actions supérieur à la majorité est requis ou exigé par la Loi, par les statuts de la Société ou par les règlements de la Société. Sous réserve de ce qui précède, le vote du ou des détenteurs de la majorité des actions représentées à toute assemblée annuelle et comportant droit de vote à ladite assemblée est suffisant pour ratifier validement tout acte antérieur du conseil d’administration et des dirigeants de la Société.

S’il n’y a pas quorum à l’ouverture d’une assemblée des actionnaires, l’assemblée, advenant qu’elle ait été convoquée à la demande d’actionnaires, est dissoute. Dans tout autre cas, ceux qui sont présents en personne et ayant droit d’être comptés dans le but de former un quorum ont le pouvoir d’ajourner l’assemblée à l’endroit, à la date et à l’heure qu’ils peuvent alors fixer, par voie de résolution.

Il suffit, pour donner avis de tout ajournement de moins de trente (30) jours d’une assemblée, d’en faire l’annonce lors de l’assemblée en question.

Avis de tout ajournement, en une ou plusieurs fois, pour au moins trente (30) jours doit être donné de la manière et dans le délai stipulés à l’article 3.3 du présent règlement troisième.

Le quorum, à cette seconde assemblée ou assemblée ajournée, consistera uniquement de la ou des personnes qui y sont physiquement présentes et qui sont habiles à y voter.

The acts of the holder or holders of a majority of the shares represented and carrying voting rights thereat shall be the acts of all shareholders, except as to matters in respect of which the vote or consent of a greater number of shares is required or directed by the Act, by the articles of the Corporation or by the by-laws of Corporation. Subject to the foregoing, the vote of the holder or holders of a majority of the shares represented at any annual meeting and carrying voting rights thereat shall be sufficient for the valid ratification of any previous action of the Board of Directors and of the officers of the Corporation.

Should a quorum not be present at any meeting of the shareholders, the meeting, if convened on the requisition of shareholders, shall be dissolved. In any other case, those present in person and entitled to be counted for the purpose of forming a quorum shall have power to adjourn the meeting to the place, date and hour fixed by them by resolution.

If a meeting of shareholders is adjourned for less than thirty (30) days, it is sufficient to make an announcement during such meeting.

Notice of any adjournment, on one or more occasions, for an aggregate of thirty (30) days or more, shall be given in the manner and within the delay stipulated in article 3.3 of this by-law three.

The quorum, at this second meeting or adjourned meeting, shall consist solely of the persons present thereat in person and entitled to vote.

III-8

À cette seconde assemblée ou assemblée ajournée, on peut validement traiter toute question qui aurait pu être validement traitée lors de l’assemblée originaire.

ARTICLE 3.6       DROIT DE VOTE

Toute personne morale ou association qui est détentrice d’actions du capital social de la Société comportant droit de vote à toute assemblée des actionnaires de la Société, ou à toute assemblée d’une catégorie quelconque des actionnaires de la Société, peut y agir et y voter par l’entremise d’un représentant dûment autorisé, qui ne doit pas nécessairement être lui-même actionnaire de la Société.

À toute assemblée des actionnaires, chaque actionnaire y ayant droit de vote, présent ou représenté à cette assemblée, a droit à un (l) vote, lors d’un vote ouvert et, lors d’un vote par scrutin, a droit à un (l) vote pour chaque action comportant droit de vote à l’assemblée et qui est inscrite en son nom dans les livres de la Société, à moins que les statuts de la Société ne prescrivent une autre manière de voter, auquel cas, il faut suivre cette autre manière.

Toute question soumise à une assemblée des actionnaires est décidée par vote ouvert, à moins qu’un vote par scrutin ne soit demandé conformément au paragraphe suivant.

Le président de l’assemblée ainsi que tout actionnaire ou fondé de pouvoir d’un actionnaire, y compris le représentant autorisé d’une personne morale ou d’une association, peut demander le vote par scrutin sur toute question soumise au vote des actionnaires.

Lors d’une assemblée des actionnaires, les actionnaires, y compris une personne morale ou une association, ayant droit de vote, peuvent, lors d’un vote par scrutin, voter par procuration écrite. Il en est de même pour le représentant autorisé d’une personne morale ou d’une association s’il est dûment autorisé à cet effet par cette personne morale ou association.

At this second meeting or adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

ARTICLE 3.6       RIGHT TO VOTE

Any body corporate or association which holds shares in the share capital of the Corporation carrying voting rights at any meeting of shareholders, or at any meeting of shareholders of any class of the Corporation, shall act and vote thereat through a duly authorized representative who need not necessarily be a shareholder of the Corporation.

At all meetings of shareholders, each shareholder entitled to vote thereat, attending or being represented at such meeting, shall be entitled, on a show of hands, to one (l) vote and, upon a poll, shall be entitled to one (1) vote for each share carrying voting rights at such meeting and registered in his or its name on the books of the Corporation, unless, pursuant to the articles of the Corporation, some other voting process is fixed, in which event, such other process shall be followed.

Any matter submitted to a meeting of shareholders shall be decided by a show of hands unless a poll be demanded accordance with the following paragraph.

The chairman of the meeting as well as any shareholder or proxy, including the authorized representative of a body corporate or association, may demand a poll in respect of any matter submitted to the vote of the shareholders.

Shareholders, including a body corporate or association, entitled to vote thereat may vote, upon a poll, by written proxy, at all meetings of the shareholders. The same applies with respect to the authorized representative of a body corporate or association if he is duly authorized for that purpose by said body corporate or association.

III-9

Dans le cas de détenteurs conjoints d’actions, le vote du plus ancien de ceux-ci, en personne ou par procuration, est accepté, à l’exclusion du vote de tout autre détenteur conjoint des mêmes actions, et, à cette fin, le plus ancien de ceux-ci est celui dont le nom apparaît en premier lieu dans les livres de la Société.

Toute personne habile à assister à une assemblée d’actionnaires peut y participer par tout moyen de communication téléphonique, électronique ou autre permettant à tous les participants de communiquer adéquatement entre eux, si un tel moyen est mis à leur disposition par la Société, et elle est alors réputée assister à l’assemblée.

ARTICLE 3.7       PROCURATION ET SOLLICITATION DE PROCURATIONS

Tout actionnaire habile à voter lors d’une assemblée peut, par procuration, nommer un fondé de pouvoir ainsi que plusieurs suppléants qui peuvent ne pas être actionnaires, aux fins d’assister à cette assemblée et d’y agir dans les limites prévues à la procuration.

L’acte nommant un fondé de pouvoir doit être fait par écrit, sous la signature de l’actionnaire ou de son mandataire autorisé par écrit ou, si l’actionnaire est une personne morale, soit sous la signature d’un de ses dirigeants ou sous la signature d’un mandataire ainsi autorisé; une telle procuration n’est valable que lors de l’assemblée relativement à laquelle elle est donnée ou lors de toute assemblée qui la continue en cas d’ajournement.

In the case of joint holders of a share, the vote of the senior among them, whether in person or by proxy, shall be accepted to the exclusion of the vote of any other joint holders, and, for this purpose, the senior shall be the one whose name stands first in the books of the Corporation.

Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility allowing all participants to communicate adequately with each other during the meeting, if Corporation makes available such a communication facility, and shall then be deemed to attend the meeting.

ARTICLE 3.7       PROXY AND PROXIES SOLICITATION

Any shareholder entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxyholder or one or more alternate proxyholders who need not be shareholders, to attend and act at the meeting within the authority conferred by the proxy.

The instrument appointing a proxy shall be in writing under the hand of the appointor shareholder or of his attorney duly authorized in writing or, if the appointor is a body corporate, either under the hand of an officer or attorney so authorized; such proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

III-10

L’actionnaire peut révoquer la procuration en déposant un acte écrit signé de lui ou de son mandataire autorisé par écrit au siège social de la Société jusqu’au dernier jour ouvrable inclusivement qui précède l’assemblée concernée ou la date de reprise en cas d’ajournement, ou entre les mains du président de l’assemblée à la date de son ouverture ou de sa reprise en cas d’ajournement.

Les administrateurs peuvent, dans l’avis de convocation d’une assemblée, préciser une date limite, qui ne peut être antérieure de plus de quarante-huit (48) heures, non compris les samedis, dimanches et les jours fériés, à la date d’ouverture de l’assemblée ou de sa reprise en cas d’ajournement, pour la remise des procurations à la Société ou à son mandataire.

Les codétenteurs d’une action étant comptés comme un seul actionnaire, la direction doit, en donnant avis de toute assemblée d’actionnaires, envoyer un formulaire de procuration et une circulaire de la direction, tous deux en la forme prescrite par la Loi, à l’auditeur de la Société, aux actionnaires intéressés et au Directeur nommé en vertu de la Loi.

Sous réserve des dispositions de la Loi relatives à la sollicitation de procurations, tout acte nommant un fondé de pouvoir peut être fait conformément à la formule suivante :

A shareholder may revoke a proxy by depositing an instrument in writing executed by him or by his attorney authorized in writing at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment thereof, at which the proxy is to be used, or with the chairman of the meeting on the day of the meeting or an adjournment thereof.

The directors may specify in the notice calling a meeting of shareholders a time not exceeding forty-eight (48) hours, excluding Saturdays, Sundays and holidays, preceding the meeting or an adjournment thereof, before which time proxies to be used at the meeting must be delivered to the Corporation or its agent.

Joint holders being counted as shareholder, management of the Corporation shall, concurrently with giving notice of a meeting of shareholders, send a form of proxy and a proxy circular, both in the form prescribed by the Act, to the auditor of the Corporation, to each shareholder who is entitled to receive notice of the meeting and to the Director appointed under the Act.

Subject to the provisions of the Act dealing with the solicitation of proxies, any instrument appointing a proxy may be in accordance with the following form:

III-11

PROCURATION

À TOUS CEUX QUI VERRONT LES PRÉSENTES, je, soussigné, , de , étant détenteur inscrit de (           ) actions en circulation du capital de constitue et nomme, par les présentes, , de , ou, à son défaut, , de , mon fondé de pouvoir, pour assister et pour voter, dans la mesure du nombre de votes auxquels j’ai maintenant droit ou pourrai alors avoir droit, et autrement agir, pour moi, en mon nom et à ma place, à l’assemblée (extraordinaire et/ou annuelle) des actionnaires de la Société, devant être tenue à

, province de Québec, Canada, le jour de           20    , à heures, et à tout ajournement ou ajournements de celle-ci, aussi pleinement que je le ferais ou pourrais le faire, si j’y étais présent en personne, et avec plein pouvoir de substitution et de révocation en l’occurrence, dans le but de

, et (le cas échéant) je révoque, par les présentes, la procuration donnée en faveur de , en date du e jour de                 20    .

ET j’approuve, ratifie et confirme, par les présentes, tout ce que mon fondé de pouvoir, ou son substitut, pourra légalement faire ou faire faire, pour moi, en mon nom et à ma place, en vertu des présentes.

DONNÉE et SIGNÉE ce jour de 20 à                    ,                    .

EN PRÉSENCE DE:

témoin	actionnaire

ARTICLE 3.8       SCRUTATEURS

Le président de toute assemblée des actionnaires peut nommer une (l) ou plusieurs personnes (il n’est pas nécessaire qu’elles soient actionnaires) pour agir comme scrutateur ou scrutateurs à une telle assemblée.

PROXY

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned, , of , being the registered holder of (       ) outstanding shares in the share capital of do hereby nominate, constitute and appoint , of , or failing him, , of , as my proxy and my true and lawful attorney to attend and to vote, according to the number of votes which I may now or then be entitled to cast, and otherwise act, for me, on my behalf and in my n place and stead, at the (annual and/or special) meeting of the shareholders of Corporation, to be held at , province of Quebec, Canada,

, on the day of , 20 , at o’clock, and at any adjournment or adjournments thereof, as fully as I might or could do if personally present, with full power of substitution and revocation, for the purpose of

, and (as the case may be) I hereby revoke my proxy dated as of the day of , 20 , in favour of .

AND I hereby approve, ratify and confirm all that my said proxy and true and lawful attorney, or his substitute may lawfully do or cause to be done for me, on my behalf and in my name, place and stead, by virtue of these presents.

DATED and SIGNED at , as of the day of , 20 , in , .

IN THE PRESENCE OF:

Witness	Shareholder

ARTICLE 3.8       SCRUTINEERS

The chairman at any meeting of shareholders may appoint one (1) or more persons (who need not be shareholders) to act as scrutineer or scrutineers at such meeting.

III-12

ARTICLE 3.9       ADRESSES DES ACTIONNAIRES

Tout actionnaire doit fournir à la Société une adresse où l’on peut lui expédier ou signifier tout avis qui lui est destiné; si un actionnaire ne fournit pas une telle adresse, les avis peuvent lui être expédiés à toute adresse apparaissant alors aux livres de la Société. S’il n’y a pas d’adresse aux livres de la Société, on expédie les avis à l’adresse que la personne chargée d’expédier l’avis considère la meilleure aux fins que l’avis atteigne son destinataire le plus tôt possible.

ARTICLE 3.10       RÉSOLUTIONS ÉCRITES

Toutes les propositions ou résolutions des actionnaires doivent être adoptées à des assemblées dûment convoquées. Toutefois, sauf dans les cas où la convocation des actionnaires à une assemblée est exigée par la Loi, la signature de tous les actionnaires de la Société habiles à voter sur tout document (qui peut être signé en contrepartie) constituant une proposition ou une résolution qui pourrait être adoptée par les actionnaires donne à cette proposition ou résolution la même valeur et le même effet que si elle avait été adoptée par les actionnaires habiles à voter sur cette résolution à une assemblée dûment convoquée et tenue à cette fin.

RÈGLEMENT QUATRIÈME

CONSEIL D’ADMINISTRATION

ARTICLE 4.1       NOMBRE DES ADMINISTRATEURS

Le conseil d’administration de la Société est composé du nombre fixe ou des nombres minimal et maximal d’administrateurs indiqués dans les statuts de la Société, le nombre précis d’administrateurs dans ce dernier cas étant celui qui correspond au nombre d’administrateurs élus à la dernière assemblée annuelle des actionnaires ou, le cas échéant, celui fixé, à l’occasion, par résolution du conseil d’administration.

ARTICLE 3.9       ADDRESSES OF SHAREHOLDERS

Every shareholder shall furnish to the Corporation an address to or at which all notices intended for such shareholder shall be mailed or served upon him, and, if any shareholder does not furnish such address, any such notice may be sent at any address then appearing on the books of the Corporation. If no address appears on the books of Corporation, such notice may be sent to such address as the person sending the notice may consider to be the most likely to result in such notice promptly reaching such shareholder.

ARTICLE 3.10       RESOLUTIONS IN WRITING

All motions or resolutions of shareholders shall be adopted at duly convened meetings. However, except in those cases where the Act requires the convocation of the shareholders at a meeting, the signature of all the shareholders of the Corporation, entitled to vote thereat, to any instrument (which may be signed in counterparts) setting out a motion or resolution which could be adopted by the shareholders shall give to such motion or resolution the same force and effect as if the same had been adopted by the shareholders entitled to vote at a meeting duly convened and held for that purpose.

BY-LAW FOUR

BOARD OF DIRECTORS

ARTICLE 4.1       NUMBER OF DIRECTORS

The Board of Directors of the Corporation shall consist of the fixed number or minimum and maximum numbers of directors set out in the articles of the Corporation, the precise number thereof in that latter case to be that which corresponds to the number of directors elected at the last annual meeting of shareholders or, as the case may be, that which is determined from time to time by resolution of the Board of Directors.

III-13

ARTICLE 4.2       CAPACITÉ ET DURÉE DES FONCTIONS

Sauf dispositions contraires prévues aux présentes, l’élection des administrateurs doit avoir lieu à chaque assemblée annuelle des actionnaires par la majorité des voix exprimées à cette élection. Il n’est pas nécessaire que le vote pour l’élection des administrateurs de la Société soit par scrutin, sauf sur demande expresse d’une personne présente et ayant droit de vote à l’assemblée où cette élection a lieu. Chaque administrateur ainsi élu reste en fonction jusqu’à la prochaine assemblée annuelle des actionnaires ou jusqu’à l’élection de son successeur, à moins qu’il ne démissionne ou qu’il ne soit incapable d’agir, en raison de son décès, de sa destitution ou de toute autre cause.

Si, lors d’une assemblée, le nombre d’administrateurs élus – compte tenu de l’absence de consentement, de l’inhabileté, de l’incapacité ou du décès de certains candidats – ne peut atteindre le nombre fixe ou minimal d’administrateurs requis par les statuts, les administrateurs élus peuvent exercer tous les pouvoirs des administrateurs s’ils constituent le quorum au sein du conseil d’administration.

Le poste d’un administrateur devient vacant, ipso facto, advenant l’un quelconque des événements suivants, savoir:

a)	s’il devient failli ou fait une cession autorisée de ses biens, pour le bénéfice de ses créanciers en général, ou devient insolvable; ou

b)	s’il est interdit ou devient faible d’esprit ou est autrement déclaré incapable par la loi.

ARTICLE 4.2       QUALIFICATION AND TERM OF OFFICE

Except as herein otherwise provided, the election of the directors shall take place at each annual meeting of the shareholders by a majority of the votes cast in respect of such election. It shall not be necessary that the voting for the election of the directors be conducted by poll, unless voting by poll requested by someone present and entitled to vote at the meeting at which such election takes place. Each director so elected shall hold office until the next annual meeting of the shareholders or until the election of his successor, unless he resigns or his office becomes vacant by death, removal or other cause.

If a meeting of shareholders fails to elect the number or the minimum number directors required by the articles by reason of the lack of consent, disqualification, incapacity or death of any candidates, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum.

The office of a director shall ipso facto be vacated in any of the following events, to wit:

(a)	if he becomes bankrupt or makes an authorized assignment of his property for the general benefit of his creditors or is declared insolvent; or

(b)	if he is interdicted or becomes of unsound mind or his incapacity is otherwise declared by law.

III-14

Le conseil d’administration doit se composer d’au moins vingt-cinq pour cent (25%) de résidents canadiens. Toutefois, si la Société compte moins de quatre (4) administrateurs, au moins l’un d’entre eux ou l’administrateur unique, selon le cas, doit être résident canadien.

L’élection ou la nomination d’un administrateur est assujettie :

a)	s’il était présent à l’assemblée qui l’élit ou le nomme administrateur, à ce qu’il ne refuse pas d’occuper ce poste;

b)	s’il était absent, soit à son consentement à occuper ce poste, donné par écrit avant son élection ou sa nomination ou dans les dix (10) jours suivants, soit au fait de remplir les fonctions de ce poste après son élection ou sa nomination.

ARTICLE 4.3       POUVOIRS GÉNÉRAUX DES ADMINISTRATEURS

Les administrateurs de la Société gèrent les activités commerciales et les affaires internes de la Société ou en surveillent la gestion et peuvent passer, en son nom, toutes espèces de contrats permis par la loi; et, d’une façon générale, sauf tel que ci-après prévu, ils peuvent exercer tous les autres pouvoirs et poser tous les autres actes que la Société est autorisée à exercer ou à poser en vertu de ses statuts ou à quelque autre titre que ce soit.

Sans déroger en aucune façon à ce qui précède, les administrateurs sont expressément autorisés, en tout temps, à acheter, louer ou autrement acquérir, aliéner, vendre, échanger ou autrement disposer des terrains, bâtiments ou autres biens, meubles ou immeubles, réels ou personnels ou mixtes, tangibles ou intangibles, de même que tous droits ou intérêts s’y rapportant; et à souscrire, acheter ou autrement acquérir, détenir, aliéner, vendre ou autrement disposer des actions, valeurs, droits, titres au porteur, options et autres valeurs, pour le prix, selon les termes et sous réserve des conditions qu’ils estiment convenables.

At least twenty-five per cent (25%) of the directors must be Canadian residents. However, if the Corporation has less than four (4) directors, at least one director or the sole director, as the case may be, must be a Canadian resident.

Election or appointment of a director is subject to :

(a)	if he was attending the meeting which elected or appointed him, that he did not refuse to hold office as a director; or

(b)	if he was not present at the meeting, that (i) he consented to hold office as a director in writing prior to his election or appointment or within ten (10) days thereafter, or (ii) he has acted as director following the election or appointment.

ARTICLE 4.3       GENERAL POWERS OF DIRECTORS

The directors shall manage, or supervise the management of, the business and affairs of the Corporation in all respects and make or cause to be made for the Corporation, in its name, contracts of any nature which the Corporation may lawfully enter into and generally, save as hereinafter provided, may exercise all such other powers and do all such other acts and things as the Corporation is, by its articles or otherwise, authorized to exercise and do.

Without any derogation to the foregoing, the directors are expressly empowered, at any time, to purchase, lease or otherwise acquire, alienate, sell, exchange or otherwise dispose of lands, buildings and/or other property, moveable or immoveable, or mixed, real or personal, or any right, title or interest therein or thereto; and/or to underwrite, purchase or otherwise acquire, hold, alienate, sell, exchange or otherwise dispose of shares, stocks, rights, warrants, options and/or other securities, for such consideration, upon such terms and subject to such conditions as they may deem advisable.

III-15

Tout acte posé par une réunion des administrateurs ou par toute personne agissant comme administrateur est, aussi longtemps qu’un successeur n’a pas été dûment élu ou nommé, quoiqu’on puisse découvrir par la suite qu’il y avait quelque invalidité dans l’élection des administrateurs ou de telle personne agissant comme administrateur ou qu’un ou plusieurs des administrateurs n’étaient pas habiles à agir, aussi valide que si les administrateurs ou cette ou ces personnes, suivant le cas, avaient été dûment élus et étaient habiles à agir comme administrateurs de la Société.

ARTICLE 4.4       POUVOIR DE RÉPARTIR DES ACTIONS ET D’ACCORDER DES OPTIONS

Les actions de la Société sont, en tout temps, sous le contrôle des administrateur qui peuvent, sous réserve de la Loi et des dispositions des statuts de la Société, par voie de résolution, à l’occasion, accepter des souscriptions, attribuer, répartir et émettre, en totalité ou en partie, les actions non émises de la Société ou autrement en disposer, de quelque façon ou manière que ce soit, et accorder des options s’y rapportant, et ce, aux administrateurs, personnes ou entités, selon les modalités, sous réserve des conditions, pour la contrepartie (non contraire à la Loi ou aux statuts de la Société) et au temps qu’ils peuvent prescrire dans les résolutions y ayant trait.

ARTICLE 4.5       POUVOIR DE DÉCLARER DES DIVIDENDES

Les administrateurs peuvent, à l’occasion, comme ils le jugent à propos, mais sous réserve de la Loi, déclarer et payer, à même les fonds disponibles à cette fin, des dividendes aux actionnaires, suivant leurs droits respectifs et leur intérêt dans la Société.

All acts done by any meeting of directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as a director or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

ARTICLE 4.4       POWER TO ALLOT STOCK AND GRANT OPTIONS

The shares in the capital of the Corporation shall be, at all times, under the control of the directors, who may, subject to the Act and the provisions of the articles of the Corporation, by resolution, from time to time, accept subscriptions, allot, issue, grant options in respect of, or otherwise dispose of the whole or any part of the unissued shares in the capital of the Corporation to such directors, persons or entities, upon such terms and subject to such conditions, for such consideration (not contrary to the Act or to the articles of the Corporation) and at such times as such resolutions shall prescribe.

ARTICLE 4.5       POWER TO DECLARE DIVIDENDS

The directors may, from time to time, as they may deem advisable, but subject to the Act, declare and pay dividends to the shareholders, out of any funds available for this purpose, according to their respective rights and interest in the Corporation.

III-16

Les administrateurs peuvent, avant de déclarer un dividende ou de faire toute distribution de profits, mettre de côté, à même les profits de la Société, les sommes qu’ils jugent convenables comme réserve ou réserves qui seront, à la discrétion des administrateurs, employées aux fins auxquelles les profits de la Société peuvent être valablement employés.

Les administrateurs peuvent, par voie de résolution, stipuler que le montant de tout dividende qu’ils peuvent légalement déclarer soit payé, en tout ou en partie, en actions du capital de la Société, et, à cette fin, peuvent autoriser l’attribution, la répartition et l’émission d’actions du capital de la Société comme étant entièrement acquittées.

Tout dividende peut être payé par chèque ou par mandat payable à l’ordre de l’actionnaire ou de la personne y ayant droit et envoyé par la poste à sa dernière adresse telle qu’elle apparaît aux livres de la Société ou, dans le cas de détenteurs conjoints, à celui dont le nom apparaît en premier lieu dans les livres de la Société et l’envoi d’un tel chèque ou mandat constitue paiement, à moins que le chèque ou mandat ne soit pas payé sur présentation.

ARTICLE 4.6       DATE DES RÉUNIONS ET AVIS

Immédiatement après la première assemblée des actionnaires et, par la suite, après chaque assemblée annuelle des actionnaires, on doit tenir, sans qu’il soit nécessaire d’en donner avis, une réunion, dite «réunion annuelle», des nouveaux administrateurs qui sont alors présents, à la condition qu’ils constituent un quorum, pour la nomination des dirigeants de la Société et pour traiter toute question qui peut se présenter.

The directors may, before declaring any dividend or making any distribution of profits, set aside, out of the profits of the Corporation, such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be used for any purpose to which the profits of the Corporation may be properly used.

The directors may, by resolution, provide that the amount of any dividend that they may lawfully declare be paid, in whole or in part, in shares of the capital of the Corporation, and, for that purpose, they may authorize the allotment and issue of shares in the capital of the Corporation as fully paid.

Any dividend may be paid by cheque or warrant made payable to, and mailed to the address on the books of the Corporation, of the shareholder or person entitled thereto and, in the case of joint holders, to that one of them whose name stands first in the books of the Corporation, and the mailing of such cheque or warrant shall constitute payment, unless the cheque or warrant is not paid u presentation.

ARTICLE 4.6       TIME AND PLACE OF MEETINGS AND NOTICE

Immediately after the first meeting of shareholders and, thereafter, immediately after each annual meeting of the shareholders, a meeting, called “annual meeting”, of the newly elected directors as are then present shall be held, without further notice, provided they shall constitute a quorum, for the appointment of the officers of the Corporation, and the transaction of such other business as may come before them.

III-17

Les réunions régulières du conseil d’administration peuvent être tenues à tout endroit, au Canada ou ailleurs, à toute date et sur tout avis, s’il y a lieu, que le conseil d’administration peut, à l’occasion, déterminer, par résolution. Une copie de toute résolution du conseil d’administration fixant l’endroit et la date des réunions régulières doit être envoyée à chaque administrateur immédiatement après son adoption, mais aucun autre avis ne sera requis pour une réunion régulière, sauf lorsque la Loi exige que l’objet de la réunion et les questions qui doivent y être traitées soient spécifiés.

Toute réunion du conseil d’administration qui n’est pas convoquée en conformité avec les stipulations précédentes du présent article est une réunion spéciale.

Des réunions spéciales du conseil d’administration peuvent être convoquées, en tout temps, par le président du conseil, le président, l’administrateur-gérant ou par deux (2) des administrateurs. Un avis stipulant le lieu, le jour et l’heure d’une telle réunion doit être signifié à chacun des administrateurs ou laissé à sa résidence ou à sa place d’affaires ordinaire ou lui être expédié par la poste, sous pli affranchi, ou par télécopieur ou courrier électronique, à son adresse, telle qu’elle apparaît aux livres de la Société, au moins quarante-huit (48) heures avant l’heure et la date fixées pour la réunion. Si l’adresse de tout administrateur n’apparaît pas aux livres de la Société, on doit expédier ledit avis par la poste, télécopieur ou courriel, selon le cas, à l’adresse considérée, par la personne qui l’expédie, comme étant la meilleure pour atteindre promptement l’administrateur concerné. Toute réunion spéciale ainsi convoquée peut être tenue au siège social de la Société ou à tout autre endroit, au Canada ou ailleurs, approuvé par résolution des administrateurs.

Regular meetings of the Board of Directors may be held at such places, within or outside Canada, at such time and upon such notice as may be determined, from time to time, by resolution of the Board of Directors. A copy of any resolution of the Board of Directors determining the place and date of such regular meetings shall be sent to each director immediately after its adoption, but no other notice will be required for a regular meeting, except when the Act requires that the subject matter of the meeting and the business to be transacted thereat be specified.

Any meeting of the Board of Directors convened otherwise than in conformity with the foregoing provisions of this article shall be a special meeting

Special meetings of the Board of Directors may be called, at any time and from time to time, by or on the order of the Chairman of the Board, the President, the Managing Director or by any two (2) directors. Notice specifying the place, day and hour of such meeting shall be served upon each of the directors or left at his usual residence or usual place of business, or shall be mailed, postage prepaid, or sent by fax or electronic mail, addressed to each director, at his address as it appears on the books of the Corporation, at least forty-eight (48) hours prior to the hour and date fixed for such meeting. If the address of any director does not appear in the books of the Corporation, then such notice shall be mailed, faxed or e-mailed, as the case may be, at such address as the person sending the notice may consider to be the most likely to result in such notice promptly reaching such director. Any special meeting so convened may be held at the registered office of the Corporation or at such other place, within or outside Canada, approved by resolution of the directors.

III-18

En tout temps, lorsque le président du conseil, le président ou l’administrateur-gérant, à sa discrétion, considère qu’il est urgent qu’une réunion des administrateurs soit convoquée, l’avis peut être donné, par écrit ou verbalement, soit par télécopieur, courriel, téléphone ou autrement, au moins une (l) heure avant que la réunion ne soit tenue; et cet avis est valable pour la réunion convoquée en de telles circonstances.

In the case where the convening of a meeting is considered by the Chairman of the Board, the President or the Managing Director, in his discretion, to be a matter of urgency, verbal or written notice can be given by fax, email or telephone or otherwise, not less than one (1) hour before such meeting is to be held; and such notice shall be adequate for the meeting so convened.

Des réunions spéciales du conseil d’administration peuvent être tenues à toute date, en tout endroit et à toutes fins, sans avis, quand tous les administrateurs sont présents ou quand les administrateurs absents ont, par écrit, renoncé à l’avis de la tenue d’une telle réunion. Tout administrateur peut renoncer à l’avis de toute réunion soit avant ou après la tenue de la réunion et le fait pour un administrateur d’assister à une réunion d’administrateurs constitue une renonciation à l’avis de convocation de ladite réunion, sauf lorsqu’un administrateur assiste à une réunion dans le but exprès de s’opposer aux délibérations parce que ladite réunion n’est pas régulièrement convoquée.

Special meetings of the Board of Directors may be held at such time and place and for such purposes, without notice, when all directors are present or when those absent shall have waived in writing notice of said meeting. Any director may waive notice of a meeting, either before or after the holding thereof, and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Un administrateur peut, avec le consentement de tous les administrateurs, participer à une réunion du conseil d’administration ou d’un de ses comités par tout moyen de communication téléphonique, électronique ou autre permettant à tous les participants de communiquer adéquatement entre eux et un administrateur qui participe ainsi à une réunion est réputé avoir assisté à cette réunion.

A director may, if all the directors of the Corporation consent, participate in a meeting of directors or of a committee of directors by means of telephonic, electronic or other communication facility that allows all persons participating in the meeting to communicate adequately with each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

ARTICLE 4.7 PRÉSIDENT	ARTICLE 4.7 CHAIRMAN OF THE MEETING

Le président du conseil ou, en son absence, le président ou, en son absence, l’administrateur-gérant ou, en son absence, un des vice-présidents qui fait partie du conseil d’administration (ce vice-président devant être désigné par l’assemblée, advenant que plus d’un de ces vice-présidents soient présents) préside toute réunion des administrateurs. Si tous les dirigeants ci-haut mentionnés sont absents ou refusent d’agir, les personnes présentes peuvent choisir quelqu’un parmi elles pour agir comme président. Le président de toute réunion du conseil d’administration a droit de vote comme administrateur relativement à toute question soumise au vote de l’assemblée, mais, advenant égalité des voix, n’a pas droit à une deuxième voix ou voix prépondérante.

The Chairman of the Board or, in his absence, the President or, in his absence, the Managing Director or in his absence, one of the Vice-Presidents who is a director (to be designated by the meeting, in the event of more than one such Vice-President being present) shall preside at all meetings of the directors. If all of the aforesaid officers be absent or decline to act, the persons present may choose one of their number to act as chairman of the meeting. The chairman of any meeting of the directors shall be entitled to vote as director in respect of any matter submitted to the vote of the meeting, but, in the event of an equality of votes, shall not be entitled to cast a second or casting vote.

III-19

ARTICLE 4.8 QUORUM	ARTICLE 4.8 QUORUM

Sous réserve de la Loi, les administrateurs peuvent, à l’occasion, par voie de résolution, fixer le quorum pour les réunions du conseil d’administration, mais, jusqu’à ce qu’ils l’aient fait, une majorité des administrateurs en fonction, à l’occasion, constitue un quorum.	Subject to the Act, the directors may, from time to time, fix by resolution the quorum for meetings of directors, but until otherwise fixed, a majority of directors in office from time to time shall constitute a quorum.

Toute réunion du conseil d’administration où il y a quorum, à la condition que ce quorum soit constitué d’au moins vingt-cinq pour cent (25%) de résidents canadiens ou si la Société compte moins de quatre (4) administrateurs, à la condition qu’au moins l’un (1) des administrateurs présents soit résident canadien, est compétente pour exercer tous et chacun des mandats, pouvoirs et discrétions que la Loi, les statuts ou les règlements de la Société attribuent ou reconnaissent aux administrateurs, nonobstant toute vacance en leur sein.

Any meeting of directors at which a quorum is present, provided that twenty-five per cent (25%) of the directors present are Canadian residents or, if the Corporation has less than four (4) directors, at least one (1) of the directors present is a Canadian resident, shall be competent to exercise all or any of the authorities, powers and discretions by the Act or under the articles or by-laws of the Corporation for the time being vested in or exercisable by the directors generally, notwithstanding any vacancy among the directors.

Nonobstant les dispositions du paragraphe précédent, les administrateurs peuvent délibérer, même en l’absence du nombre de résidents canadiens dont la présence est requise aux termes des présentes,

Notwithstanding the provisions of the preceding paragraph, directors may transact business at a meeting of directors where the number of Canadian resident directors required hereunder is not present if:

a) si, parmi les administrateurs absents, un résident canadien approuve les délibérations, par écrit ou par tout autre moyen de communication téléphonique, électronique ou autre; et	(a) if a Canadian resident director who is unable to be present approves in writing or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

b) lorsque la présence de cet administrateur aurait permis de constituer le nombre de résidents canadiens dont la présence est requise.	(b) the required number of resident Canadian directors would have been present had that director been present at the meeting.

Les questions soulevées à toute réunion des administrateurs sont résolues par le vote affirmatif de la majorité des administrateurs qui y sont présents.	Questions arising at any meetings of directors shall be decided by the affirmative vote of a majority of the directors present thereat.

III-20

ARTICLE 4.9 DÉMISSION DES ADMINISTRATEURS	ARTICLE 4.9 RESIGNATION OF DIRECTORS

Tout administrateur peut, en tout temps, donner sa démission par écrit. Il n’est pas nécessaire que sa démission soit motivée; l’administrateur n’encourt aucune responsabilité envers la Société du simple fait de sa démission, même non motivée; pourvu que cette démission ne cause aucun préjudice à la Société parce qu’elle est à contretemps.

Any director may, at any time, tender his resignation in writing. Such resignation need not be justified and no liability is incurred by the director towards the Corporation even though such resignation is not justified; provided that such resignation does not cause any prejudice to the Corporation if tendered at an inopportune time.

ARTICLE 4.10 DESTITUTION DES ADMINISTRATEURS	ARTICLE 4.10 REMOVAL OF DIRECTORS

Tout administrateur peut, par résolution ordinaire adoptée à toute assemblée extraordinaire des actionnaires convoquée dans ce but, être destitué, avec ou sans raison, et une autre personne dûment qualifiée peut, par résolution adoptée à cette même assemblée, être élue à sa place. La personne ainsi élue reste en fonction pour le temps seulement que l’administrateur dont il prend la place aurait été en fonction s’il n’avait pas été destitué.

Any director may, by ordinary resolution adopted at any special meeting of the shareholders called for that purpose, be removed from office, either with or without cause, and another duly qualified person may, by resolution adopted at the same meeting, be elected in his stead. The person so elected shall hold office during such time only as the director in whose place he was elected would have held the same if he had not been removed.

ARTICLE 4.11 VACANCES	ARTICLE 4.11 VACANCIES

À l’exception d’une vacance résultant du défaut d’élire le nombre fixe ou le nombre minimal d’administrateurs prévu par les statuts de la Société ou d’une augmentation du nombre fixe, minimal ou maximal d’administrateurs prévu par les statuts, les administrateurs alors en fonction, s’ils constituent quorum, peuvent combler les vacances survenues au sein du conseil. Tout administrateur ainsi nommé, sous réserve des dispositions de l’article 4.10 du présent règlement quatrième, demeure en fonctions pendant la durée non expirée du mandat de son prédécesseur et peut alors être réélu.

Except for a vacancy resulting from an increase in the number or the minimum or maximum number of directors or from a failure to elect the number or minimum number of directors provided for in the articles of the Corporation, the directors then in office may, if they constitute a quorum, fill any vacancy among the directors, and any director so appointed shall, subject to the provisions of article 4.10 of this by-law four, hold office for the unexpired term of his predecessor and shall then be eligible for re-election.

III-21

Si les administrateurs alors en fonctions ne constituent pas quorum ou si la vacance résulte du défaut d’élire le nombre fixe ou le nombre minimal d’administrateurs requis par les statuts de la Société ou d’une augmentation de ce nombre, les administrateurs alors en fonctions doivent dès lors convoquer une assemblée extraordinaire des actionnaires en vue de combler cette vacance. Si les administrateurs négligent de le faire ou s’il n’y a alors aucun administrateur en fonctions, tout actionnaire de la Société peut convoquer cette assemblée.

If the directors then in office do not constitute a quorum or if the vacancy results from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles of the Corporation, the directors then in office shall immediately call a special meeting of the shareholders for the purpose of filling the vacancy. If the directors fail to call such a meeting or if there are no directors then in office, any shareholder of the Corporation may call said meeting.

ARTICLE 4.12 RÉMUNÉRATION DES ADMINISTRATEURS	ARTICLE 4.12 REMUNERATION OF DIRECTORS

Chaque administrateur reçoit la rémunération que le conseil d’administration peut déterminer, à l’occasion, par voie de résolution.	Each director shall receive such remuneration as the Board of Directors shall fix, from time to time, by resolution.

Les administrateurs ont droit d’être remboursés par la Société pour toutes dépenses raisonnables de voyage (y compris les dépenses d’hôtel et celles incidentes) qu’ils peuvent encourir en assistant aux réunions des administrateurs ou aux assemblées des actionnaires ou qu’ils peuvent autrement encourir dans le cours ordinaire des affaires de la Société.

The directors shall be entitled to be repaid by the Corporation all such reasonable travelling (including hotel and incidental) expenses as they may incur in attending meetings of the directors or shareholders or which they may otherwise incur in the normal course of business of the Corporation.

Tout administrateur qui, sur demande, exécute des services spéciaux pour la Société peut obtenir une rémunération supplémentaire que les administrateurs peuvent déterminer.	Any director who, by request, performs special services for the Corporation may be paid such extra remuneration as the directors may determine.

ARTICLE 4.13 RÈGLEMENTS ET RÉSOLUTIONS	ARTICLE 4.13 BY-LAWS AND RESOLUTIONS

Tous les règlements et toutes les résolutions des administrateurs doivent être passés ou adoptés à des réunions dûment convoquées. Néanmoins, la signature de tous les administrateurs de la Société au bas de tout document (qui peut être signé en contrepartie) constituant un règlement ou une résolution qui pourrait être passé ou adopté par les administrateurs à une réunion donne à un tel règlement ou une telle résolution la même valeur et le même effet que si ce règlement ou cette résolution avait été passé ou adopté, selon le cas, par les administrateurs à une réunion dûment convoquée et tenue.

All by-laws and resolutions of the directors shall be enacted or adopted at duly convened meetings. However, the signature of all the directors of the Corporation on any instrument (which may be signed in counterparts) setting out a by-law or resolution which could be enacted or adopted by the directors shall give to such by-law or resolution the same force and effect as if the same had been enacted or adopted, as the case may be, by vote of the directors at a meeting duly convened and held.

III-22

RÈGLEMENT CINQUIÈME	BY-LAW FIVE

COMITÉS	COMMITTEES

ARTICLE 5.1 COMITÉ D’ADMINISTRATEURS	ARTICLE 5.1 COMMITTEE OF DIRECTORS

Les administrateurs de la Société peuvent nommer parmi eux un comité d’administrateurs, peu importe la façon dont il est désigné, et déléguer à ce comité l’un ou plusieurs des pouvoirs qu’ils possèdent, à l’exception de ceux qu’un comité d’administrateurs n’est pas autorisé à exercer en vertu de la Loi.

The board may appoint from their number a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which under the Act, a committee of directors has no authority to exercise.

Il n’est pas nécessaire que les membres de ce comité soient des résidents canadiens.	Members of such committee need not be Canadian residents.

ARTICLE 5.2 MODE DE FONCTIONNEMENT	ARTICLE 5.2 TRANSACTION OF BUSINESS

Sous réserve des dispositions du dernier alinéa de l’article 4.6 du règlement quatrième, les pouvoirs du comité d’administrateurs peuvent être exercés par une réunion à laquelle un quorum est présent ou par une résolution écrite signée par tous les membres du comité qui auraient eu le droit de voter sur cette résolution à une réunion du comité. Les réunions du comité peuvent être tenues à tout endroit au Canada ou ailleurs.

Subject to the provisions of the last paragraph of article 4.6 of by-law four, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

ARTICLE 5.3 COMITÉS CONSULTATIFS	ARTICLE 5.3 ADVISORY COMMITTEES

Les administrateurs de la Société peuvent à l’occasion nommer tels autres comités qu’ils estiment opportuns ou qui sont requis par les lois régissant la Société, dont notamment le comité d’audit, mais les fonctions de tels autres comités doivent être consultatives seulement.

The directors may from time to time appoint such other committees as they may deem advisable or that are required under the laws governing the Corporation, including the audit committee, but the functions of any such other committees shall be advisory only.

III-23

ARTICLE 5.4 PROCÉDURE	ARTICLE 5.4 PROCEDURE

À moins qu’il n’en soit autrement décidé par les administrateurs, chaque comité a le pouvoir de fixer son quorum à tout nombre qui n’est pas moindre que la majorité de ses membres, d’élire son président et de réglementer sa procédure.

Unless otherwise determined by the directors, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

RÈGLEMENT SIXIÈME	BY-LAW SIX

DIRIGEANTS	OFFICERS

ARTICLE 6.1 DIRECTION	ARTICLE 6.1 MANAGEMENT

La direction de la Société est composée d’un président, d’un chef de la direction financière et, si jugé à propos, d’un ou plusieurs vice-présidents (y compris tout vice-président directeur ou premier vice-président), d’un trésorier, d’un contrôleur et d’un secrétaire. On peut aussi nommer, pour faire partie de la direction, un président du conseil, un ou plusieurs secrétaires adjoints, contrôleurs adjoints et/ou trésoriers adjoints, et/ou un administrateur-gérant.

The management of the Corporation shall consist of a President, a Chief Financial Officer and, if deemed appropriate, one or more Vice Presidents (including any Executive Vice President or Senior Vice President), a Treasurer, a Controller and a Secretary. There may also be elected or appointed a Chairman of the Board, one or more Assistant-Secretaries, Assistant-Controllers and/or Assistant-Treasurers, and/or a Managing Director.

Ces dirigeants doivent être nommés par le conseil d’administration à sa première réunion après la première assemblée des actionnaires et, par la suite, à la première réunion du conseil d’administration après chaque assemblée annuelle des actionnaires; et ces dirigeants de la Société restent en fonctions jusqu’à ce que leurs successeurs aient été choisis et nommés à leur place. D’autres dirigeants peuvent aussi être nommés lorsque le conseil d’administration le juge nécessaire, à l’occasion.

Such officers shall be appointed by the Board of Directors, at its first meeting after the first meeting of the shareholders, and, thereafter, at the first meeting of the Board of Directors after each annual meeting of the shareholders; and shall hold office until their successors shall have been appointed. There may also be appointed such other officers as the Board of Directors may, from time to time, deem necessary.

Ces dirigeants doivent dûment remplir les devoirs, en plus de ceux spécifiés dans les règlements, que le conseil d’administration prescrit, à l’occasion. La même personne peut remplir plus d’une (l) fonction. Il n’est pas nécessaire que ces dirigeants de la Société soient des actionnaires de la Société et il n’est pas nécessaire qu’ils soient des administrateurs de la Société, à l’exception du président du conseil et du président.

Such officers shall respectively perform such duties, in addition to those specified in the by-laws of the Corporation, as shall, from time to time, be prescribed by the Board of Directors. The same person may hold more than one office. None of such officers of the Corporation need be a shareholder of the Corporation and none of them, except the Chairman of the Board and the President, need be a director of the Corporation.

III-24

ARTICLE 6.2 PRÉSIDENT DU CONSEIL	ARTICLE 6.2 CHAIRMAN OF THE BOARD

Le président du conseil est choisi parmi les administrateurs. Il préside toutes les assemblées des actionnaires et toutes les réunions du conseil d’administration. Il a tous les autres pouvoirs et devoirs que le conseil d’administration peut, à l’occasion, lui assigner, par voie de résolution, sous réserve de la Loi.

The Chairman of the Board shall be chosen from among the directors. He shall preside at all meetings of the Board of Directors and shareholders. He shall have such other powers and duties as the Board of Directors may determine, from time to time, by resolution, subject to the Act.

ARTICLE 6.3 PRÉSIDENT	ARTICLE 6.3 PRESIDENT

Le président est choisi parmi les administrateurs. En l’absence du président du conseil, il préside toutes les assemblées des actionnaires et les réunions du conseil d’administration. Il est le dirigeant principal de la Société et, s’il n’y a pas d’administrateur-gérant, il exerce un contrôle général et une surveillance générale sur les affaires de la Société. Il a tous les autres pouvoirs et devoirs que le conseil d’administration peut, à l’occasion, lui assigner, par voie de résolution, sous réserve de la Loi.

The President shall be chosen from among the directors. He shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and of the shareholders. He shall be the chief executive officer of the Corporation and, if there is no Managing Director, shall exercise a general control of and supervision over its affairs. He shall have such other powers and duties as the Board of Directors may determine, from time to time, by resolution, subject to the Act.

ARTICLE 6.4 VICE-PRÉSIDENT OU VICE-PRÉSIDENTS	ARTICLE 6.4 VICE-PRESIDENT OR VICE-PRESIDENTS

Le chef de la direction financière et tout vice-président, qu’ils aient ou non été choisis parmi les administrateurs, ont les pouvoirs et remplissent les fonctions que le conseil d’administration peut, à l’occasion, leur assigner, par voie de résolution. En cas d’absence ou d’incapacité du président du conseil et du président, le chef de la direction financière ou tout vice-président directeur ou premier vice-président, ou tout vice-président désigné par le président du conseil ou par le président, peut exercer les pouvoirs et remplir les fonctions du président du conseil ou du président; et, si un tel dirigeant exerce l’un quelconque des pouvoirs ou remplit l’une quelconque des fonctions du président du conseil ou du président, l’absence ou l’incapacité du président du conseil ou du président, selon le cas, est présumée.

The Chief Financial Officer and any Vice President, whether or not chosen from among the directors, shall have such powers and duties as may be assigned to him or them respectively, by resolution of the Board of Directors. In case of absence or disability of the Chairman of the Board and of the President, the Chief Financial Officer or any Executive Vice President or Senior Vice President, or any Vice President as designated by the Chairman of the Board or the President, may exercise the powers and perform the duties of the Chairman of the Board or of the President; and if any such officer exercises any of the powers or performs any of the duties of the Chairman of the Board or of the President, the absence or disability of the Chairman of the Board or of the President shall be presumed.

III-25

ARTICLE 6.5 CHEF DE LA DIRECTION FINANCIÈRE, TRÉSORIER ET TRÉSORIERS ADJOINTS, CONTRÔLEUR ET CONTRÔLEURS ADJOINTS	ARTICLE 6.5 CHIEF FINANCIAL OFFICER, TREASURER AND ASSISTANT-TREASURERS, CONTROLLER AND ASSISTANT-CONTROLLERS

Le chef de la direction financière a la responsabilité générale des finances de la Société. Il a la responsabilité générale de déposer l’argent et les autres valeurs de la Société, au nom et au crédit de la Société, auprès de toutes banques, caisses d’épargne et de crédit, compagnies de fiducie ou autres dépositaires que le conseil d’administration désigne, à l’occasion, par voie de résolution. Il doit, lorsque requis par le conseil d’administration, lui rendre compte de la situation financière de la Société et de toutes ses transactions; et, aussitôt que possible après la clôture de chaque exercice financier, il prépare et soumet au conseil d’administration un rapport sur l’exercice financier écoulé. Il est responsable de la garde, du dépôt et de la tenue de tous les livres de comptes et autres documents qui, selon les lois régissant la Société, doivent être tenus par la Société. Il doit exécuter tous les autres devoirs propres à la fonction de chef de la direction financière (y compris ceux relatifs aux postes de trésorier et de contrôleur si ces postes sont vacants), ainsi que ceux que le conseil d’administration peut, à l’occasion, lui assigner, par voie de résolution, le tout sous réserve du contrôle dudit conseil d’administration et sous réserve de la Loi; si les postes de trésorier et de contrôleur sont occupés par d’autre personnes, le chef de la direction financière doit superviser l’accomplissement des devoirs de ces personnes qui doivent relever du chef de la direction financière.

The Chief Financial Officer shall have general charge of the finances of the Corporation. He has general charge of depositing all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation, in such banks, savings and credit unions, trust companies or other depositaries, as the Board of Directors may, from time to time, designate, by resolution. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions; and, as soon as possible after the close of each financial year, he shall make and submit to the Board of Directors a report for such financial year. He shall have charge and custody of and be responsible for the keeping of the books, accounts and other documents required under the laws governing the Corporation. He shall perform all the acts relating to the office of Chief Financial Officer (including those relating to the offices of Treasurer and Controller if the latter positions are vacant), as well as those that may be assigned to him, from time to time, by resolution of the Board of Directors, the whole subject to the control of the Board of Directors and subject to the Act; if the offices of Treasurer and Controller are held by others, the Chief Financial Officer shall supervise the performance of such officers who shall report to the Chief Financial Officer.

III-26

Les trésoriers adjoints peuvent remplir toute fonction du trésorier que le conseil d’administration ou le trésorier peut, à l’occasion, leur assigner sous réserve de la Loi. Les contrôleurs adjoints peuvent remplir toute fonction du contrôleur que le conseil d’administration ou le contrôleur peut, à l’occasion, leur assigner sous réserve de la Loi.

Assistant-Treasurers may perform any of the duties of the Treasurer delegated to them, from time to time, by the Board of Directors or by the Treasurer, subject to the Act. Assistant-Controllers may perform any of the duties of the Controller delegated to them, from time to time, by the Board of Directors or by the Controller, subject to the Act.

ARTICLE 6.6 SECRÉTAIRE ET SECRÉTAIRES ADJOINTS	ARTICLE 6.6 SECRETARY AND ASSISTANT-SECRETARIES

Le secrétaire doit donner et faire signifier tous avis de la Société et doit rédiger et conserver les procès-verbaux de toutes les assemblées des actionnaires et de toutes les réunions du conseil d’administration et des comités d’administrateurs dans un ou plusieurs livres à cet effet. Il doit garder en sûreté le sceau de la Société, le cas échéant. Il est responsable des registres de la Société, y compris les livres où sont consignés les noms et adresses des actionnaires et des membres du conseil d’administration, conjointement avec les copies de tous les rapports faits par la Société et tous les autres livres et documents que le conseil d’administration peut ordonner ou lui confier. Il est responsable de la garde et de la production de tous les livres, rapports, certificats et autres documents dont la Loi exige la garde et la production. Il doit remplir tous autres devoirs relatifs à ses fonctions, ainsi que ceux que le conseil d’administration peut, à l’occasion, lui assigner, par voie de résolution, sous réserve de la Loi.

The Secretary shall attend to the giving of all notices of the Corporation and shall draft and keep the minutes of all meetings of the shareholders and of the Board of Directors and of Committees of Directors in a book or books to be kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation, if applicable. He shall have charge of the records of the Corporation, including books containing the names and addresses of the shareholders and members of the Board of Directors, together with copies of all reports made by the Corporation, and such other books and documents as the Board of Directors may direct and/or entrust to him. He shall be responsible for the keeping and filing of all books, reports, certificates and other documents required by law to be kept and filed by the Corporation. He shall perform such other duties as appertain to his office or as may be required by resolution of the Board of Directors, subject to the Act.

Les secrétaires adjoints peuvent remplir toute fonction du secrétaire que le conseil d’administration ou le secrétaire peut, à l’occasion, leur assigner, sous réserve de la Loi.	Assistant-Secretaries may perform any of the duties of the Secretary delegated to them, from time to time, by the Board of Directors or by the Secretary, subject to the Act.

ARTICLE 6.7 SECRÉTAIRE-TRÉSORIER	ARTICLE 6.7 SECRETARY-TREASURER

Lorsque le secrétaire remplit aussi les fonctions de trésorier, il peut, au gré du conseil d’administration, être désigné comme «secrétaire- trésorier».	Whenever the Secretary is also the Treasurer, he may, at the option of the Board of Directors, be designated the “Secretary-Treasurer”.

III-27

ARTICLE 6.8 ADMINISTRATEUR-GÉRANT	ARTICLE 6.8 MANAGING DIRECTOR

Les administrateurs peuvent, à l’occasion, nommer parmi eux-mêmes un administrateur-gérant, à la condition que cet administrateur-gérant soit un résident canadien. Il gère les affaires tant commerciales qu’internes de la Société, sous la surveillance du conseil d’administration, et exerce les pouvoirs que le conseil d’administration peut, à l’occasion, lui déléguer d’une façon générale ou spéciale, par voie de résolution, sous réserve de la Loi.

The directors of the Corporation may, from time to time, appoint from their number a Managing Director who is a Canadian resident. He shall manage the affairs of the Corporation, under the supervision of the Board of Directors, and shall execute such powers as may be delegated to him, from time to time, by resolution of the Board of Directors, subject to the Act, and such authority may be either general or specific.

ARTICLE 6.9 DESTITUTION	ARTICLE 6.9 REMOVAL

Le conseil d’administration peut, par voie de résolution, destituer et congédier tout dirigeant de la Société, avec ou sans raison, à toute réunion convoquée dans ce but et peut en élire ou en nommer d’autres à leur place. Si, cependant, il n’y a pas de raison pour la destitution ou le congédiement et s’il existe un contrat particulier dérogeant aux stipulations du présent article, la destitution ne peut avoir lieu que conformément aux stipulations de ce contrat.

The Board of Directors may, by resolution, remove and discharge any officers of the Corporation, either with or without cause, at any meeting called for that purpose and may elect or appoint others in their place or places. If, however, there be no cause for such removal or discharge and there be a particular contract derogating from the provisions of this article, such removal or discharge shall be subject to the provisions of such contract.

ARTICLE 6.10 RÉMUNÉRATION	ARTICLE 6.10 REMUNERATION

La rémunération de tous les dirigeants de la Société est déterminée, à l’occasion, par résolution du conseil d’administration.	The remuneration of all officers of the Corporation shall be fixed, from time to time, by resolution of the Board of Directors.

RÈGLEMENT SEPTIÈME	BY-LAW SEVEN

VALEURS MOBILIÈRES	SECURITIES

ARTICLE 7.1 CERTIFICATS DE VALEURS MOBILIÈRES	ARTICLE 7.1 SECURITY CERTIFICATES

Les certificats représentant les valeurs mobilières de la Société, le cas échéant, sont rédigés de la manière approuvée par le conseil d’administration. Ces certificats doivent être signés par le président ou tout vice-président et le secrétaire ou tout secrétaire adjoint de la Société, mais la signature du président ou du vice-président peut aussi être gravée, lithographiée ou reproduite mécaniquement de quelque autre manière sur les certificats et, si la Société a nommé un agent de transfert, la signature du secrétaire ou du secrétaire adjoint peut aussi être gravée, lithographiée ou reproduite mécaniquement de quelque autre manière sur les certificats. Tous certificats ainsi signés sont présumés avoir été signés à la main par ces dirigeants et sont valables, à toutes fins pratiques, au même titre que s’ils avaient été signés à la main, même si les personnes dont les signatures sont ainsi reproduites ont cessé d’être dirigeants de la Société au temps de l’émission des certificats ou à la date qu’ils portent.

Certificates representing securities of the Corporation, as the case may be, shall be in such form as shall be approved by the Board of Directors. Such certificates shall bear the signature of the President or any Vice President and that of the Secretary or any Assistant-Secretary of the Corporation, but the signature of the President or Vice President may be engraved, lithographed or otherwise mechanically reproduced thereon, as well as, should the Corporation have appointed a transfer agent, the signature of the Secretary or any Assistant-Secretary. Any certificate bearing reproductions of the signature of any of such authorized officers shall be deemed to have been manually signed by them and shall be as valid, for all intents and purposes, as if they had been manually signed, notwithstanding that the persons whose signatures are so reproduced shall, at the time that the certificate is issued or on the date of such certificate, have ceased to be officers of the Corporation.

III-28

ARTICLE 7.2 REGISTRE DES VALEURS MOBILIÈRES	ARTICLE 7.2 SECURITIES REGISTER

Un registre central des valeurs mobilières doit être tenu au siège social ou principale place d’affaires de la Société, ou à tout autre lieu au Canada choisi par les administrateurs; et un (1) ou plusieurs registres locaux des valeurs mobilières peuvent être tenus au Canada ou à l’étranger, en tel lieu que les administrateurs peuvent indiquer, à l’occasion, par voie de résolution. Ce registre central des valeurs mobilières et ces registres locaux des valeurs mobilières sont tenus par le secrétaire ou par tout autre dirigeant qui peut être spécialement chargé de ce soin ou par tout autre agent que le conseil d’administration peut nommer au besoin, par résolution à cette fin.

A central securities register shall be kept at the registered office or principal place of business of the Corporation, or at any other place in Canada selected by the directors; and one (1) or more branch securities registers may be kept at such place in Canada or elsewhere, as may, from time to time, be designated by resolution of the Board of Directors. Such central securities register and branch securities registers shall be kept by the Secretary or by such other officer or officers as may be especially charged with such duty or by such agent or agents as may be appointed, from time to time, for that purpose, by resolution of the Board of Directors.

Sous réserve des dispositions de tout règlement pouvant être adopté relativement à l’émission de titres au porteur, les noms, par ordre alphabétique, et la dernière adresse connue des personnes qui détiennent ou ont détenu des valeurs mobilières émises par la Société, le nombre de valeurs mobilières détenues par chacune et la date et les conditions de l’émission et du transfert ou transmission de chaque valeur mobilière doivent être inscrits sur le registre central des valeurs mobilières. Le registre local des valeurs mobilières ne contient que les détails relatifs aux valeurs mobilières émises ou transférées en ce lieu et les conditions de chaque émission ou de chaque transfert d’une valeur mobilière inscrite dans un registre local des valeurs mobilières sont également portées au registre central.

Subject to the provisions of any by-law respecting the issue of bearer securities, the names, in alphabetical order, and the latest known address of each person who is or has been a security holder, the number of securities held by each security holder and the date and particulars of the issue and transfer or transmission of securities shall be recorded in the central securities register. A branch securities register shall only contain particulars of securities issued or transferred at that branch and particulars of each issue or transfer of a security registered in a branch securities register shall also be kept in the corresponding central securities register.

III-29

Sous réserve d’un tel règlement, toute mention de l’émission ou du transfert ou transmission d’une valeur mobilière de la Société sur l’un des registres en constitue une inscription complète et valide. Toutes les valeurs mobilières de la Société sont, sous réserve d’un tel règlement, transférables sur le registre central des valeurs mobilières ou sur un registre local des valeurs mobilières sans égard au lieu où le certificat représentant les valeurs mobilières qui font l’objet du transfert, du transport ou de la transmission a été émis.

Subject to any such by-law, entry of the issue or transfer or transmission of any security of the Corporation in any securities register, shall be a complete and valid registration. All securities of the Corporation shall, subject to any such by-law, be transferable on the central securities register or on any branch securities register, regardless of where the certificate representing the securities to be transferred or transmitted shall have been issued.

Ces registres doivent, durant les heures normales d’affaires, à l’endroit ou aux endroits où les administrateurs ont donné l’autorisation de les tenir respectivement, suivant les dispositions du présent règlement, être ouverts à l’inspection des actionnaires et des créanciers de la Société et de leurs mandataires et représentants légaux et chacun d’eux peut en prendre gratuitement des extraits.

Such registers shall, during normal business hours, at the place or places where they are respectively authorized by the Board of Directors to be kept, pursuant to the provisions of this by-law, be open to the inspection of shareholders and creditors of the Corporation and their representatives and agents, and each of them may take extracts therefrom, free of charge.

Nul transfert ou transmission des valeurs mobilières de la Société n’est valable et ne doit être inscrit au registre central des valeurs mobilières ou à un registre local des valeurs mobilières à moins que les certificats représentant les valeurs mobilières faisant l’objet du transfert, du transport ou de la transmission, selon le cas, n’aient été remis ou annulés.

No transfer or transmission of securities of the Corporation shall be valid nor shall the same be entered in such central securities register or branch securities register, unless or until the certificates representing the securities to be transferred and transmitted, as the case may be, have been surrendered and cancelled.

III-30

ARTICLE 7.3 DATE DE CLÔTURE DES REGISTRES	ARTICLE 7.3 RECORD DATE

Le conseil d’administration peut, en tout temps et à l’occasion, choisir d’avance, dans le délai prévu de temps à autre dans le règlement d’application, une date de clôture des registres, pour déterminer les actionnaires habiles à :

The Board of Directors may at any time and from time to time, fix in advance, within the period prescribed from time to time by the regulations, a record date for the purpose of determining the shareholders entitled to :

a) recevoir des dividendes;	(a) receive payment of a dividend;

b) participer au partage consécutif à la liquidation;	(b) participate in a liquidation distribution;

c) recevoir avis d’une assemblée;	(c) receive notice of a meeting of shareholders;

d) à voter lors d’une assemblée; ou	(d) vote at a meeting of shareholders; or

e) pour toute autre fin.	(e) for any other purpose.

Sous réserve de tout amendement au règlement d’application, pour l’application des alinéas a), b) et e) ci-dessus, les administrateurs fixent la date de clôture des registres dans les soixante (60) jours précédant la mesure en cause et, pour l’application des alinéas c) et d), les administrateurs la fixent au plus tôt le soixantième (60e) jour et au plus tard le vingt-et-unième (21e) jour précédant l’assemblée.

Subject to any amendment to the regulations, for the purposes of paragraphs (a), (b) and (e) above, the period prescribed for the directors to fix the record date is not more than sixty (60) days before the particular action to be taken and, for the purposes of paragraphs (c) and (d), is not less than twenty-one (21) days and not more than sixty (60) days before the date of the meeting.

Sauf si chacun des détenteurs d’actions qui y a droit y a renoncé par écrit, un avis de toute date de référence ainsi choisie doit être donné, dans le délai prévu de temps à autre dans le règlement d’application, par insertion dans un journal publié ou diffusé au lieu du siège social de la Société et en chaque lieu, au Canada où elle a un agent de transfert ou auquel un transfert de ses actions peut être inscrit, et par écrit à chaque bourse de valeurs du Canada où les actions de la Société se transigent, selon le cas.

Unless notice is waived in writing by every holder entitled thereto, a notice of the record date fixed as aforesaid shall be given within the period prescribed from time to time by the regulations by advertisement in a daily newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading, as the case may be.

Sous réserve de tout amendement au règlement d’application, les administrateurs donnent avis de la date de clôture des registres au moins dix (10) jours avant la date fixée.	Subject to any amendment to the regulations, the directors shall provide notice of the record date not less than ten (10) days before the date fixed.

Seuls les actionnaires qui apparaissent aux registres à la date de clôture des registres choisie tel que susdit peuvent se prévaloir des droits ci-haut mentionnés, mais le fait de ne pas avoir reçu avis d’une assemblée ne prive pas un actionnaire du droit de voter lors de cette assemblée.

Only shareholders of record on any record date fixed as aforesaid shall be entitled to take advantage of the rights hereinabove mentioned, but failure to receive a notice does not deprive a shareholder of the right to vote at the meeting.

III-31

ARTICLE 7.4 AGENTS DE TRANSFERTS ET DE TENUE DES REGISTRES	ARTICLE 7.4 TRANSFER AGENTS AND REGISTRARS

Le conseil d’administration peut, à l’occasion, par voie de résolution, nommer ou remplacer les agents de transferts et de tenue des registres de la Société et, en général, faire les règlements concernant le transfert et la transmission des valeurs mobilières de la Société. Tous les certificats de valeurs mobilières de la Société émis après qu’une telle nomination a été faite doivent être contresignés par un de ces agents de transferts ou agents de tenue des registres et ne sont pas valides à moins qu’ils ne soient ainsi contresignés.	The Board of Directors may appoint or remove by resolution, from time to time, transfer agents and registrars of the Corporation and make regulations generally, from time to time, pertaining to the transfer and transmission of the securities of the Corporation. Upon any such appointment being made, all certificates representing securities of the Corporation thereafter issued shall be countersigned by one of such transfer agents and/or of such registrars and shall not be valid unless so countersigned.

ARTICLE 7.5 CERTIFICATS PERDUS, DÉTRUITS OU MUTILÉS	ARTICLE 7.5 LOST, DESTROYED OR WORN OUT CERTIFICATES

Le conseil d’administration doit ordonner qu’un nouveau certificat de valeurs mobilières de la Société soit émis pour remplacer tout certificat précédemment émis par la Société et qui a été mutilé, perdu, détruit ou volé si le propriétaire:	The Board of Directors shall direct that a new security certificate of the Corporation be issued to replace any certificate theretofore issued by the Corporation that has been worn out, lost, destroyed or wrongfully taken if the owner:

a) l’en requiert avant d’être avisé de l’acquisition de cette valeur par un acheteur de bonne foi;	(a) so requests before the Corporation receives notice that this security certificate has been acquired by a bona fide purchaser;

b) fournit à la Société un cautionnement suffisant; et	(b) provides the Corporation with a sufficient indemnity bond; and

c) satisfait à toute autre exigence raisonnable qu’impose la Société.	(c) satisfies any other reasonable requirements of the Corporation.

III-32

ARTICLE 7.6 RESTRICTIONS AFFECTANT LES VALEURS MOBILIÈRES ET LES ACTIONNAIRES	ARTICLE 7.6 RESTRICTIONS AS TO SECURITIES AND SHAREHOLDERS

Les valeurs mobilières et les actionnaires de la Société sont assujettis aux restrictions, s’il en est, qui sont stipulées ou pourront l’être à leur égard dans les statuts de la Société.	The securities and shareholders of the Corporation are subject to the restrictions, if any, that are or will be stipulated concerning same in the articles of the Corporation.

RÈGLEMENT HUITIÈME	BY-LAW EIGHT

EXERCICE FINANCIER, COMPTES ET AUDIT	FINANCIAL YEAR, ACCOUNTS AND AUDIT

ARTICLE 8.1 EXERCICE FINANCIER	ARTICLE 8.l FINANCIAL YEAR

L’exercice financier de la Société est déterminé par le conseil d’administration.	The financial year of the Corporation shall be determined by the Board of Directors.

ARTICLE 8.2 COMPTES	ARTICLE 8.2 ACCOUNTS

Les administrateurs doivent faire tenir des livres de comptes appropriés concernant toutes les sommes d’argent reçues et dépensées par la Société, ainsi que les objets pour lesquels les recettes sont encaissées et les dépenses sont effectuées, toutes les ventes et tous les achats de valeurs par la Société, l’actif et le passif de la Société et toutes autres opérations qui intéressent la situation financière de la Société.

The directors shall cause to be kept proper books of account with respect to all sums of money received and expended by the Corporation, and the matters in respect of which such receipts and expenditures take place, all sales and purchases of goods by the Corporation, the assets and liabilities of the Corporation and all other transactions affecting the financial position of the Corporation.

Les livres de comptes doivent être tenus au siège social de la Société ou à tout autre endroit que les administrateurs jugent approprié et les administrateurs peuvent en tout temps raisonnable les examiner.

The books of account shall be kept at the registered office of the Corporation or at such other place as the Board of Directors deem fit, and shall, at all times, be open to inspection by any director.

III-33

Si les livres de comptes de la Société sont conservés en dehors du Canada, des livres permettant aux administrateurs de vérifier tous les trimestres, avec une précision raisonnablement suffisante, la situation financière de la Société, doivent être conservés au siège social ou dans tout autre lieu au Canada désigné par les administrateurs.

If the accounting records of the Corporation are kept at a place outside Canada, there shall be kept at the registered office or any other place in Canada designated by the directors accounting records adequate to enable the directors to ascertain the financial position of the Corporation with reasonable accuracy on a quarterly basis.

Malgré ce qui précède, mais sous réserve de la Loi de l’impôt sur le revenu et de toute autre loi relevant du ministre du Revenu national, la Société peut conserver à l’étranger la totalité ou une partie de ses livres dont la tenue est exigée si (a) les livres sont accessibles pour consultation, au moyen d’un terminal d’ordinateur ou d’un autre moyen technologique, durant les heures normales d’ouverture au siège social de la Société ou en tout autre lieu au Canada désigné par les administrateurs; et (b) si la Société fournit l’aide technique nécessaire à une telle consultation.

Despite the foregoing, but subject to the Income Tax Act and any other act administered by the Minister of National Revenue, the Corporation may keep all or any of its corporate records and accounting records at a place outside Canada if (a) the records are available for inspection, by means of a computer terminal or other technology, during regular office hours at the registered office or at any other place in Canada designated by the directors; and (b) the Corporation provides the technical assistance to facilitate the aforementioned inspection.

ARTICLE 8.3 AUDIT	ARTICLE 8.3 AUDIT

La nomination, les droits et les fonctions du ou de l’auditeur de la Société sont régis par la Loi.	The appointment, rights and duties of the auditor or auditors of the Corporation are regulated by the Act.

Le ou les auditeurs sont nommés chaque année par les actionnaires lors de leur assemblée annuelle.	The auditor or auditors shall be appointed each year by the shareholders of the Corporation at their annual meeting.

RÈGLEMENT NEUVIÈME	BY-LAW NINE

CONTRATS, CHÈQUES, TRAITES ET COMPTES	CONTRACTS, CHEQUES, DRAFTS, BANK ACCOUNTS

ARTICLE 9.1 CONTRATS	ARTICLE 9.1 CONTRACTS

Tous actes, documents, transferts, contrats, engagements, obligations, débentures et autres instruments que la Société doit exécuter doivent être signés par le président du conseil ou le président ou le chef de la direction financière ou un des vice-présidents ou l’administrateur-gérant ou le secrétaire, chacun d’eux agissant seul; ou par tout administrateur et contresignés par le trésorier, le contrôleur ou un secrétaire adjoint, trésorier adjoint ou contrôleur adjoint, ou un autre administrateur de la Société. Le conseil d’administration peut, à l’occasion, par voie de résolution, autoriser d’autres personnes à signer au nom de la Société. Cette autorisation peut être générale ou se limiter à un cas particulier. Sauf tel qu’énoncé précédemment ou tel qu’autrement prévu dans les règlements de la Société, aucun administrateur, dirigeant, représentant ou employé de la Société n’a le pouvoir ni l’autorisation de lier la Société par contrat ou autrement, ni d’engager son crédit.

All deeds, documents, transfers, contracts, engagements, bonds, debentures and other instruments requiring execution by the Corporation shall be signed by the Chairman of the Board or the President or the Chief Financial Officer or any Vice President or the Managing Director or the Secretary, each of them acting alone; or by any director and countersigned by the Treasurer, the Controller or any Assistant-Secretary, Assistant-Treasurer or Assistant-Controller, or any other director of the Corporation. The Board of Directors may authorize, from time to time, by resolution any other person to sign on behalf of the Corporation. Any such authorization may be general or confined to specific instances. Save as aforesaid or as otherwise provided in the by-laws of the Corporation, no director, officer, agent or employee shall have any power or authority either to bind the Corporation by any contract or engagement or to pledge its credit.

III-34

Sous réserve de la Loi, la Société peut passer un contrat ou transiger des affaires avec un ou plusieurs de ses administrateurs ou dirigeants, ou avec toute entreprise dont un ou plusieurs de ses administrateurs ou dirigeants sont membres ou employés, ou avec toute autre compagnie ou société dont un ou plusieurs de ses administrateurs ou dirigeants sont actionnaires, administrateurs, dirigeants ou employés.

Subject to the Act, the Corporation may enter into contracts or transact business with one or more of its directors or officers or with any firm of which one or more of its directors or officers are members or employees or with any other corporation or partnership of which one or more of its directors are shareholders, directors, officers or employees.

L’administrateur ou le dirigeant de la Société qui est partie à un contrat ou à une opération, en cours ou projeté, d’importance avec la Société ou qui est administrateur ou dirigeant (ou un particulier qui agit en cette qualité) d’une personne partie à un tel contrat ou opération ou qui possède un intérêt important dans une partie au contrat ou à l’opération doit divulguer par écrit à la Société ou demander que soient consignées aux procès-verbaux des réunions des administrateurs, la nature et l’étendue de son intérêt, et ce, au moment et de la façon prévus dans la Loi; et un tel administrateur ou dirigeant ne doit voter sur aucune résolution relative à l’approbation du contrat ou de l’opération en question, sauf tel que prévu par la Loi.

The director or officer of the Corporation who is a party to a material contract or material transaction, whether made or proposed, with the Corporation or is a director or an officer (or an individual acting in a similar capacity) of or has a material interest in any person who is a party to a material contract or transaction with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest at the time and in the manner provided by the Act; and such director or officer shall not vote on any resolution to approve the relevant contract or transaction, except as provided by the Act.

III-35

ARTICLE 9.2 CHÈQUES ET TRAITES	ARTICLE 9.2 CHEQUES AND DRAFTS

Tous les chèques, lettres de change et autres mandats de paiement d’argent, billets ou titres de créance émis, acceptés ou endossés au nom de la Société doivent être signés par l’administrateur, le dirigeant ou le représentant ou les administrateurs, dirigeants ou représentants de la Société et de la manière que le conseil d’administration détermine, à l’occasion, par voie de résolution; l’un ou l’autre de ces administrateurs, dirigeants ou représentants peut endosser seul les billets et les traites pour perception pour le compte de la Société, par l’entremise de ses banquiers ou autres dépositaires, et endosser les billets et les chèques pour dépôt auprès des banquiers ou autres dépositaires de la Société, au crédit de la Société; ces effets de commerce peuvent aussi être endossés «pour perception» ou «pour dépôt» auprès des banquiers ou autres dépositaires de la Société en utilisant l’estampe de la Société à cet effet. N’importe lequel de ces administrateurs, dirigeants ou représentants nommés à cette fin peut arranger, régler, vérifier et certifier tous les livres et comptes entre la Société et ses banquiers ou autres dépositaires, et peut recevoir tous les chèques payés et les pièces justificatives et signer toutes les formules de règlement de vérification et de règlement de quittance et les bordereaux de vérification de la banque.

All cheques, bills of exchange or other orders for the payment of money, notes or other evidences of indebtedness issued, accepted or endorsed in the name of the Corporation shall be signed by such director or directors, officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board of Directors; any one of such directors, officers or agents may alone endorse notes and drafts for collection on account of the Corporation, through its bankers or other depositaries, and endorse notes and cheques for deposit with the Corporation’s bankers or other depositaries for the credit of the Corporation or the same may be endorsed “for collection” or “for deposit” with the bankers or other depositaries of the Corporation by using the Corporation’s rubber stamp for the purpose. Any one of such directors, officers or agents so appointed may arrange, settle, balance and certify all books and accounts between the Corporation and the Corporation’s bankers or other depositaries and may receive all paid cheques and vouchers and sign all the bank’s forms of settlement of balance and release on verification slips.

ARTICLE 9.3 DÉPÔTS	ARTICLE 9.3 DEPOSITS

Les fonds de la Société peuvent être déposés, à l’occasion, au crédit de la Société auprès d’une ou plusieurs banques, caisses d’épargne et de crédit ou autres dépositaires que le conseil d’administration, par voie de résolution, choisit pour agir comme banquiers de la Société.

The funds of the Corporation may be deposited, from time to time, to the credit of the Corporation with one or more banks, savings and credit unions or other depositaries as the Board of Directors may, by resolution, appoint as bankers of the Corporation.

III-36

ARTICLE 9.4 DÉPÔT DES TITRES EN SÛRETÉ	ARTICLE 9.4 DEPOSIT OF SECURITIES FOR SAFEKEEPING

Les titres de la Société sont déposés en garde chez une ou plusieurs banques, caisses d’épargne et de crédit, compagnies de fiducie ou autres dépositaires au Canada ou ailleurs qui sont choisis par le conseil d’administration. Tous les titres ainsi déposés peuvent être retirés, à l’occasion, mais seulement sur l’ordre écrit de la Société, signé par l’administrateur, le dirigeant ou le représentant, ou les administrateurs, les dirigeants ou représentants et de la manière que le conseil d’administration détermine, à l’occasion, par voie de résolution. Cette autorisation peut être générale ou se limiter à un cas particulier. Toute institution financière qui a été ainsi choisie comme gardienne par le conseil d’administration est entièrement protégée en agissant conformément aux directives du conseil d’administration et n’est en aucune circonstance responsable de la façon dont on dispose des titres ainsi retirés de dépôt ou de leur produit.

The securities of the Corporation shall be deposited for safekeeping with one or more banks, savings and credit unions, trust companies, or other depositaries in Canada or elsewhere, to be selected by the Board of Directors. Any and all securities so deposited may be withdrawn, from time to time, only upon the written order of the Corporation, signed by such director or directors, officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board of Directors. Such authority may be general or confined to specific instances. Any institution which may be so selected as custodian by the Board of Directors shall be fully protected in acting in accordance with the directions of the Board of Directors and shall in no event be liable for the due application of the securities so withdrawn from deposit or the proceeds thereof.

RÈGLEMENT DIXIÈME	BY-LAW TEN

REPRÉSENTANTS ET PROCUREURS AUTORISÉS	AUTHORIZED REPRESENTATIVES AND PROXIES

ARTICLE 10.1 DÉCLARATIONS	ARTICLE 10.1 DECLARATIONS

Le président du conseil, le président, le chef de la direction financière, tout vice-président, le trésorier, le contrôleur, le secrétaire, tout trésorier adjoint, tout contrôleur adjoint, tout secrétaire adjoint, ou tout autre dirigeant ou personne nommé à cette fin par le président, le chef de la direction financière ou tout vice-président ont, collectivement ou individuellement, l’autorisation et le droit de comparaître et de répondre, pour la Société et en son nom, sur tout bref, ordonnance et interrogatoire sur faits et articles émis par toute cour de justice et de faire, pour et au nom de la Société, toute déclaration sur bref de saisie-arrêt dans lequel la Société est tierce-saisie et de faire tous les affidavits et déclarations sous serment s’y rapportant ou se rapportant à toute procédure judiciaire dans laquelle la Société est une des parties, et de demander la cession de biens ou la liquidation de tout débiteur de la Société et d’obtenir une ordonnance de faillite contre tout débiteur de la Société et d’assister et de voter à toute assemblée des créanciers des débiteurs de la Société et de donner des procurations à cet effet.

The Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Secretary, any Assistant-Treasurer, any Assistant-Controller, any Assistant-Secretary, or any other officer or person nominated for the purpose by the President, the Chief Financial Officer or any Vice President are, and each of them is, authorized and empowered to appear and make answer for, on behalf and in the name of the Corporation, to all writs, orders and interrogatories upon articulated facts issued out of any court and to declare for, on behalf and in the name of the Corporation, and answer to writs of attachment by way of garnishment in which the Corporation is garnishee and to make all affidavits and sworn declarations in connection therewith or in connection with any and all judicial proceedings to which the Corporation is a party and to make demands of abandonment or petition for winding-up or bankruptcy orders upon any debtor of the Corporation and to attend and vote at all meetings of creditors of the Corporation’s debtors and grant proxies in connection therewith.

III-37

ARTICLE 10.2 ACTIONS D’AUTRES COMPAGNIES OU SOCIÉTÉS	ARTICLE 10.2 SHARES IN OTHER COMPANIES OR CORPORATIONS

Le président ou, en son absence, le chef de la direction financière ou, en son absence tout vice-président ou, en son absence, le secrétaire ou, en son absence, toute autre personne autorisée à cet effet par résolution du conseil d’administration de la Société ont le pouvoir et l’autorité nécessaires pour représenter la Société et agir en son nom à toute assemblée d’actionnaires de compagnies ou sociétés dont la Société détient des actions, d’y assister et d’y voter, de renoncer à tout avis de convocation et de signer tout document constituant une proposition ou résolution des actionnaires et d’y exercer tous les droits et privilèges se rattachant à la détention de telles actions.

The President or, in his absence, the Chief Financial Officer or, in his absence, any Vice President or, in his absence, the Secretary or, in his absence, any other person so authorized by resolution of the Board of Directors of the Corporation, shall have full power and authority to represent the Corporation and act on its behalf at any meeting of shareholders of any company or corporation of which the Corporation is a shareholder, to attend and to vote thereat, to waive notice of any meeting and execute any document setting out a motion or resolution and to exercise any and all rights and privileges attached to such shareholdings.

Tout dirigeant ou toute personne autorisée en vertu du paragraphe précédent a, de plus, le pouvoir de dater et signer, sous le sceau de la Société, le cas échéant, tout acte nommant l’une des personnes précitées fondé de pouvoir ou mandataire de la Société pour la représenter à une telle assemblée.

Any officer or person authorized under the preceding paragraph shall, in addition, be empowered to date and execute, under the seal of the Corporation, if applicable, any instrument appointing any of the aforesaid persons proxy or attorney to represent the Corporation at any such meeting.

III-38

ARTICLE 10.3 AVIS, RAPPORTS ANNUELS, AUTRES DÉCLARATIONS	ARTICLE 10.3 NOTICES, ANNUAL RETURNS, OTHER DECLARATIONS

Tout administrateur ou dirigeant de la Société ou, sur autorisation des administrateurs, tout particulier ayant une connaissance suffisante de la Société, peut signer l’avis de désignation ou de changement du lieu et d’adresse du siège social, la liste des administrateurs ou l’avis de changement dans la composition du conseil d’administration ou le rapport annuel requis aux termes de la Loi ainsi que toutes les déclarations prescrites aux termes de la Loi sur la publicité légale des entreprises (Québec).

Any director or officer of the Corporation, or any individual who has the relevant knowledge of the Corporation and who is authorized to do so by the directors, may sign the notice of registered office or the notice of change of address of registered office, the notice of directors or notice of change of directors or the annual return required under the Act as well as all declarations prescribed under An Act respecting the legal publicity of enterprises (Québec).

RÈGLEMENT ONZIÈME	BY-LAW ELEVEN

INDEMNISATION DES ADMINISTRATEURS ET DIRIGEANTS	INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE 11.1 INDEMNISATION	ARTICLE 11.1 INDEMNIFICATION

La Société peut indemniser ses administrateurs, ses dirigeants ou leurs prédécesseurs ainsi que d’autres individus qui, à sa demande, agissent ou ont agi en cette qualité pour une autre entité, de tous leurs frais et dépenses, y compris les sommes versées pour transiger sur un procès ou exécuter un jugement, raisonnablement encourus par ces individus en lien avec la tenue d’une enquête ou de poursuites civiles, pénales, administratives ou autres dans lesquelles ils étaient impliqués de par leur association avec la Société ou cette autre entité.

The Corporation may indemnify a director or officer of the Corporation, a former director or officer of the Corporation or any other individuals who act or acted at the Corporation’s request in such capacity for another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

III-39

ARTICLE 11.2 FRAIS ANTICIPÉS	ARTICLE 11.2 ADVANCE OF COSTS

La Société peut avancer des fonds pour permettre à tout administrateur, dirigeant ou particulier d’assumer les frais de sa participation à une procédure visée au paragraphe 11.1 et les dépenses y afférentes. L’individu doit rembourser les fonds s’il ne satisfait pas aux conditions énoncées au paragraphe 11.3.

The Corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection 11.1. The individual shall repay the moneys if the individual does not fulfill the conditions of subsection 11.3.

ARTICLE 11.3 LIMITES	ARTICLE 11.3 LIMITATION

La Société ne peut indemniser un particulier en vertu du paragraphe 11.1 que si celui-ci :	The Corporation may not indemnify an individual under subsection 11.1 unless the individual:

a)       d’une part, a agi avec intégrité et de bonne foi au mieux des intérêts de la Société ou, selon le cas, de l’entité dans laquelle il occupait les fonctions d’administrateur ou de dirigeant ou agissait en cette qualité à la demande de la Société;

(a)       acted honestly and in good faith with a       view to the best interests of the Corporation, or, as the case may be, the other entity for which the individual acted as director or officer or in such capacity at the Corporation’s request;

b) d’autre part, dans le cas de poursuites pénales ou administratives aboutissant au paiement d’une amende, avait de bonnes raisons de croire que sa conduite était conforme à la loi.	(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his conduct was lawful.

ARTICLE 11.4 INDEMNISATION LORS D’ACTIONS INDIRECTES	ARTICLE 11.4 INDEMNIFICATION IN DERIVATIVE ACTIONS

Avec l’approbation du tribunal, la Société peut, à l’égard des actions intentées par elle ou par l’entité, ou pour son compte, en vue d’obtenir un jugement favorable, avancer à tout particulier visé au paragraphe 11.1, les fonds visés au paragraphe 11.2 ou l’indemniser des frais et dépenses entraînés par son implication dans ces actions, s’il remplit les conditions énoncées au paragraphe 11.3.

The Corporation may, with the approval of a court, indemnify an individual referred to in subsection 11.1, or advance moneys under subsection 11.2, in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favor, for such individual’s involvement with any such action, if the individual fulfils the conditions set out in subsection 11.3.

III-40

ARTICLE 11.5 DROIT À INDEMNISATION	ARTICLE 11.5 RIGHT TO INDEMNITY

Malgré le paragraphe 11.1, les particuliers visés à ce paragraphe ont droit d’être indemnisés par la Société de leurs frais et dépenses raisonnablement entraînés par la tenue d’une enquête ou par des poursuites civiles, pénales, administratives ou autres dans lesquelles ils sont ou étaient impliqués en raison de leurs fonctions, dans la mesure où :

Despite subsection 11.1, individuals referred to in that subsection are entitled to indemnity from the Corporation for their costs and expenses reasonably ensuing from the defense of any civil, criminal, administrative, investigative or other proceeding to which they are or were involved because of their functions, provided that such individuals :

a) d’une part, le tribunal ou toute autre autorité compétente n’a pas conclu à la commission de manquements ou à l’omission de devoirs de leur part;	(a) were not judged by the court or other competent authority to have committed any fault or omitted to do anything that they ought to have done;

b) d’autre part, ils remplissent les conditions énoncées au paragraphe 11.3.	(b) fulfil the conditions set out in subsection 11.3.

ARTICLE 11.6 ASSURANCE	ARTICLE 11.6 INSURANCE

La Société peut souscrire au profit des particuliers visés au paragraphe 11.1 une assurance couvrant la responsabilité qu’ils encourent :	The Corporation may subscribe to an insurance for the benefit of individuals referred to in subsection 11.1 against any liability incurred by them:

a) soit pour avoir agi en qualité d’administrateur ou de dirigeant de la Société;	(a) in their capacities as directors or officers of the Corporation; or

b) soit pour avoir, sur demande de la Société, agi en qualité d’administrateur ou de dirigeant d’une autre entité.	(b) in their capacities as directors or officers of another entity, at the Corporation’s request.

RÈGLEMENT DOUZIÈME	BY-LAW TWELVE

EMPRUNTS	GENERAL BORROWING POWERS

Le conseil d’administration est autorisé, par les présentes, en tout temps et à l’occasion :	The Board of Directors is hereby authorized, at any time and from time to time:

a)     à emprunter de l’argent et à obtenir des avances sur le crédit de la Société auprès de toute banque, caisse d’épargne et de crédit, institution prêteuse, corporation, société ou personne, selon les modalités, conventions et conditions, aux époques, pour les montants, dans la mesure et de la manière que le conseil d’administration peut, à sa discrétion, juger convenables;

(a)   to borrow money and obtain advances, upon the credit of the Corporation, from any bank, savings and credit union, lending institution, corporation, firm or person, upon such terms, covenants and conditions, at such time, in such sums, to such extent and in such manner as the Board of Directors, in its discretion, may deem expedient;

III-41

b) à restreindre ou à augmenter les sommes à être empruntées;	(b) to limit or increase the amount to be borrowed;

c)    à émettre, réémettre ou faire émettre des bons, obligations, débentures ou autres valeurs de la Société et à les donner en garantie ou les vendre pour les montants, suivant les modalités, conventions et conditions, et aux prix que le conseil d’administration peut juger convenables;

(c)    to issue or cause to be issued bonds, debentures, notes or other securities of the Corporation and to give as security or sell the same for such sums, upon such terms, covenants and conditions, and at such prices as may be deemed expedient by the Board of Directors;

d)    à garantir ces bons, obligations, débentures ou autres valeurs de la Société, ou tout autre emprunt ou engagement présent ou futur de la Société, au moyen d’un mortgage, d’une hypothèque ou de toute autre charge visant tout ou partie des biens meubles et immeubles que la Société possède couramment à titre de propriétaire ou qu’elle a subséquemment acquis, ainsi que toute ou partie de l’entreprise et des droits de la Société;

(d)   to secure any such bonds, debentures, notes or other securities or any other present or future borrowing or liability of the Corporation by mortgage, hypothec or any other charge of all or any currently owned or subsequently acquired real and personal, moveable and immoveable property of the Corporation and the undertaking and rights of the Corporation;

e)    en garantie de tous escomptes, découverts, emprunts, crédits, avances ou autres dettes, ou engagements, de la part de la Société envers toute banque, caisse d’épargne et de crédit, institution prêteuse, corporation, société ou personne, ainsi que des intérêts sur ceux-ci, à hypothéquer ou autrement grever d’une charge quelconque en faveur de toute banque, caisse d’épargne et de crédit, institution prêteuse, corporation, société ou personne une partie ou la totalité des biens de la Société, réels ou personnels ou mixtes, mobiliers ou immobiliers, présents ou futurs, et à donner toute garantie sur ceux-ci qu’une banque peut accepter en vertu des dispositions de la Loi sur les banques et renouveler, modifier, varier ou remplacer une telle garantie à discrétion, avec le droit de promettre de donner des garanties d’après la Loi sur les banques pour toutes dettes contractées ou devant être contractées par la Société envers toute banque;

(e) as security for any discounts, overdrafts, loans, credits, advances or other indebtedness or liability of the Corporation to any bank, savings and credit union, lending institution, corporation, firm or person, as well as for the interest thereon, to hypothecate or otherwise affect in favour of any bank, savings and credit union, lending institution, corporation, firm or person, any or all of the Corporation’s property, real or personal, moveable or immoveable or mixed, now owned or hereafter acquired, or both, and to give such security thereon as may be taken by a bank under the provisions of the Bank Act, and to renew, alter, vary or substitute such security from time to time, with authority to enter into promises to give such security under the Bank Act for any indebtedness contracted or to be contracted by the Corporation to any bank;

III-42

f)     sous réserve de la Loi, à procurer ou aider à procurer des fonds et à aider au moyen de bonis, prêts, promesses, endossements, garanties ou autrement, toute compagnie, société ou personne et à garantir l’exécution ou l’accomplissement de tous contrats, engagements ou obligations de toute compagnie, société ou personne et, en particulier, à garantir le paiement du principal et de l’intérêt sur les obligations ou autres valeurs, hypothèques et dettes de toute compagnie, société ou personne;

(f)    subject to the Act, to raise and assist in raising money for, and to aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any other company, firm or person and to guarantee the performance or fulfillment of any contracts or obligations of any such company, firm or person and, in particular, to guarantee the payment of the principal of and interest on debentures or other securities, hypothecs, mortgages and liabilities of any such company, firm or person;

g) à exercer d’une façon générale tous ou chacun des droits ou pouvoirs que la Société elle-même peut exercer en vertu de ses statuts et des lois qui la régissent; et	(g) to exercise generally all or any of the rights or powers which the Corporation itself may exercise under its articles and the laws governing it; and

h)     à déléguer, par résolution, à tout dirigeant ou administrateur, sous réserve des limitations contenues dans la Loi, tous ou chacun des pouvoirs conférés par les présentes au conseil d’administration.

(h)   to delegate, subject to the limitations contained in the Act, to such officer(s) or director(s) of the Corporation, by resolution or by-law, all or any of the foregoing powers hereby conferred upon the Board of Directors.

ET les pouvoirs d’emprunter et de donner des garanties autorisés par les présentes sont considérés comme étant des pouvoirs permanents et non pas comme devant se terminer après le premier usage qui en sera fait, et ils peuvent être exercés à l’occasion par la suite tant que ce règlement n’a pas été révoqué et qu’avis de sa révocation n’a pas été donné à qui de droit.

AND the powers of borrowing and giving security hereby authorized shall be deemed to be continuing powers and not to be exhausted by the first exercise thereof, but may be exercised from time to time hereafter, until the repeal of this by-law and notice thereof has been given in writing to whomsoever may be acting on the faith thereof.

III-43

RÈGLEMENT TREIZIÈME	BY-LAW THIRTEEN

PROMULGATION, RÉVOCATION ET MODIFICATION DES RÈGLEMENTS	ENACTMENT, REPEAL AND AMENDMENT OF BY-LAWS

Les administrateurs peuvent, à l’occasion, établir, promulguer ou adopter des règlements, non contraires à la Loi ou aux statuts de la Société, et ils peuvent révoquer, modifier ou remettre en vigueur tout règlement de la Société. Ces règlements (sauf les règlements qui, en vertu des dispositions de la Loi, doivent être approuvés et ratifiés par les actionnaires avant d’entrer en vigueur) et chaque révocation, modification ou remise en vigueur de ces règlements, prennent effet à compter de la date de la résolution des administrateurs et doivent être soumis, dès l’assemblée suivante, aux actionnaires de la Société qui peuvent, par résolution ordinaire, les confirmer, les rejeter ou les modifier. Advenant le rejet par les actionnaires ou advenant qu’un tel règlement, une telle modification ou une telle révocation ne soient pas ainsi soumis aux actionnaires, ces règlements, modification ou révocation cessent d’avoir effet.

The Board of Directors may, from time to time, enact or pass by-laws not contrary to the Act or to the articles of the Corporation and may repeal, amend or re-enact by-laws of the Corporation. Every such by-law (excepting such by-laws as by the provisions of the Act are required to be ratified, sanctioned, approved and confirmed by the shareholders before becoming effective) and every repeal, amendment or re-enactment thereof, is effective from the date of the resolution of the directors and shall be submitted to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal. If a by-law, an amendment or a repeal is rejected by the shareholders, or if the directors do not submit a by-law, an amendment or a repeal to the shareholders, the by-law, amendment or repeal ceases to be effective.

III-44